EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement is entered as of April 20, 2004, among USURF America, Inc., a Nevada corporation, ("Purchaser" or "USURF"), and Brandon Young, Brian Young and Byron Young, (individually referred to as the "Shareholder" and collectively referred to as the "Shareholders"). The Shareholders are owners of all of the outstanding shares of the capital stock of Connect Paging, Inc., a Texas corporation d/b/a Get A Phone (the "Acquired Company" or "GAP").

     In order to consummate this Agreement, the Purchaser and Shareholders, in consideration of the Purchase Price, the mutual covenants contained herein and on the basis of the representations and warranties set forth, agree as follows:

                                    ARTICLE 1

                       PURCHASE AND SALE OF CAPITAL STOCK
                               OF ACQUIRED COMPANY

                  Transfer of Acquired Company's Capital Stock

     1.01. Subject to the terms and conditions of this Agreement and the payment of the Purchase Price pursuant to Section 1.02 and 1.03(b) herein, each Shareholder will transfer and deliver to Purchaser, on the Closing Date, certificates for all of the shares of the capital stock of the Acquired Company, duly endorsed in blank with signatures bearing a Signature Guaranty, as follows:

                                                 Number of Shares of Capital
           Name and Address of Shareholder       Stock of Acquired Company
           -------------------------------       -------------------------

           Brandon Young                                  30,000
           112 E. Seminary Drive Suite B
           Fort Worth, Texas 76115

           Brian Young                                    30,000
           112 E. Seminary Drive Suite B
           Fort Worth, Texas 76115

           Byron Young                                    30,000
           112 E. Seminary Drive, Suite B
           Fort Worth, Texas 76115

                           Consideration for Transfer

     1.02. In exchange for the number of shares of capital stock transferred by each Shareholder pursuant to Paragraph 1.01, Purchaser will deliver, on the Closing Date the following consideration:

          (a) Purchaser shall pay to the Shareholders, Two Million and No/100 Dollars ($2,000,000.00) in immediately certifiable funds, payable to each Shareholder in proportion to the number of shares of capital stock of Acquired Company owned by each as follows (the "Cash Payment"):

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                                    Number of Shares of Capital
Name and Address of Shareholder     Stock of Acquired Company       Cash Payment
-------------------------------     -------------------------       ------------

      Brandon Young                        30,000                   $666,666.66


      Brian Young                          30,000                   $666,666.66


      Byron Young                          30,000                   $666,666.66



          (b) Purchaser will issue and cause to be delivered to each Shareholder, in proportion to the number of shares of capital stock of Acquired Company owned by each, an aggregate of 14,250,000 shares of Purchaser's common stock, as follows (the "Restricted Stock Payment"):

                                                       Number of Shares of
                                                         Common Stock of
                     Name of Shareholder                   Purchaser
                     -------------------                   ---------

                        Brandon Young                      4,750,000

                        Brian Young                        4,750,000

                        Byron Young                        4,750,000


(the Cash Payment, and Restricted Stock Payment sometimes collectively referred to herein as the "Purchase Price")



                            The Closing; Closing Date

     1.03. Subject to the conditions precedent set forth in this Agreement, and the other obligations of the parties set forth in this Agreement:

          (a) This Agreement shall be consummated (the "Closing") at the offices of Stumpf Craddock Massey & Pulman, P.C., 112 E. Pecan St., Suite 700, San Antonio, Texas 78205, on the date that is three (3) business days after every

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condition precedent to this Agreement shall have been satisfied, or otherwise waived by either party in writing. Notwithstanding the foregoing, the Closing may occur at any other place, date or time as the parties fix by mutual consent in writing. The Closing shall include the delivery by the Shareholders of their respective shares of the capital stock of Acquired Company, as provided in Paragraph 1.01 of this Agreement, and the delivery by the Purchaser of its shares of common stock and the cash payment, as provided in Paragraph 1.02 of this Agreement, subject to the provisions of sub-section 1.03 (b) below. The date of the Closing is referred to as the "Closing Date".

          (b) In the event this Agreement is terminated for any reason other than due to a result of an uncured default by the Shareholders, or due to that event described in Sections 10.03 herein and the Break-Up Fee (as defined herein) is due and owing by Purchaser to the Shareholders, the Shareholders shall deduct and offset the Break Up Fee from the Cash Payment.

                                    ARTICLE 2

                        REPRESENTATIONS AND WARRANTIES OF
                        SHAREHOLDERS OF ACQUIRED COMPANY

                  Organization and Standing of Acquired Company

     2.01. GAP is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, with corporate power to own property and carry on its business as it is now being conducted. A copy of the Articles of Incorporation of GAP, as amended to date and certified by the Secretary of State of Texas, are included in Exhibit 2.01(a) attached to this Agreement and are complete and accurate as of the date of this Agreement. GAP is qualified to transact business as a foreign corporation and is in good standing in all jurisdictions in which it carries on business or in which any of its principal properties are located. A list of all jurisdictions in which GAP is qualified to transact business as a foreign corporation is included in Exhibit 2.01(b) attached to this Agreement.

     A copy of the Bylaws of GAP, as amended to date and certified by the Secretary of GAP, are included in Exhibit 2.01(c) attached to this Agreement and are complete and accurate as of the date of this Agreement.


                                  Subsidiaries

     2.02. GAP has no subsidiaries or any interest in any other corporation, firm, partnership or other juridical entity except for certain contract rights to acquire certain assets from Extel Enterprises Incorporated (the "Extel Contract").

                                 Capitalization

     2.03. GAP has an authorized capitalization of 100,000 shares, all of which are $.10 par value common shares. As of the Closing Date, 90,000 shares of common stock will be issued and outstanding, fully paid and non-assessable. There are no outstanding subscriptions, options, contracts, commitments or demands relating to the authorized but unissued capital stock of GAP or other agreements of any character under which GAP would be obligated to issue or purchase shares of its capital stock. Shareholders have waived, and do hereby waive, any preemptive or prescriptive right to purchase shares of GAP that they have or may have had in the past.

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                  Ownership of Acquired Company's Capital Stock

     2.04. Each Shareholder will be on the Closing Date, the lawful owner of the shares of capital stock of GAP that is set forth opposite the Shareholder's name in Paragraph 1.01 of this Agreement. Subject to any and all applicable federal and state securities laws, regulations or rulings, each Shareholder has the legal right and power to sell, assign and transfer the shares of the Shareholder in the capital stock of GAP. The delivery of the described shares to the Purchaser pursuant to the provisions of this Agreement will transfer valid title to the shares free and clear of all liens, encumbrances, claims and other restrictions of any kind, with the exception of any restrictions imposed by any applicable securities laws, regulations or rulings. USURF acknowledges that the shares of capital stock of GAP were formally issued to Shareholders in connection with the transaction contemplated by this Agreement.

                              Financial Statements

     2.05. (a) Shareholders have delivered to Purchaser that certain Independent Auditor's Report dated February 9, 2004 prepared by Louis B. Fox, Certified Public Accountant for the year ending December 31, 2003 (the "Independent Auditor's Report"). A copy of the Independent Auditor's Report delivered to Purchaser is included in Exhibit 2.05 attached to this Agreement.

           (b) Other than changes in the usual and ordinary conduct of the business since December 31, 2003 including the entering into of the Extel Contract and the additional paid-in capital by the Shareholders on or before Closing for the purposes of satisfying the obligations of Extel Contract, to the best of the Shareholders' actual knowledge, there have been, and at the Closing Date there will be, no materially adverse changes in the financial condition of GAP. For purposes of this Agreement, the term "material" shall mean a change in an amount equal to or exceeding $50,000.

           (c) Subject to any changes as a result of the ordinary and usual course of business including the entering into of the Extel Contract, the assets of GAP, as of the Closing Date, will be substantially those owned by it as shown in the Independent Auditor's Report attached hereto plus the assets purchased pursuant to the Extel Contract being more particularly described on Exhibit 2.08 (the "Assets"). PURCHASER ACKNOWLEDGES THAT GAP PURCHASED THE ASSETS PURSUANT TO THE EXTEL CONTRACT AS IS, WHERE IS, WITH ALL FAULTS AND GAP MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED WITH RESPECT TO THE DESIGN, CONDITION, CAPACITY, VALUE, UTILITY, PERFORMANCE, NUMBER OF CUSTOMERS ON THE CLOSING DATE, OR QUALITY OF THE ASSETS, AND GAP MAKES NO, AND SPECIFICALLY DISCLAIMS, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER EXPRESS OR IMPLIES WARRANTY WITH RESPECT THERETO.

                       Operations Since Balance Sheet Date

     2.06. To the best of the Shareholders' actual knowledge, since December 31, 2003, GAP has not, and prior to the Closing Date will not have, without written notice to Purchaser:

           (a) Issued or sold any stock, bond or other corporate securities, with the exception of the capital stock issued or sold to the Shareholders by GAP to formalize the ownership of the Shareholders in anticipation of this transaction events related thereto;

           (b) Except for current liabilities incurred and obligations entered into in the ordinary course of business including the Extel Contract, incurred any absolute or contingent obligation, including long-term debt, except as otherwise disclosed herein;

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           (c) Except for current liabilities shown on the Independent Auditor's
Report and current liabilities incurred since that date in the ordinary course of business, discharged or satisfied any lien or encumbrance, or paid any obligation or liability;

           (d) Mortgaged, pledged or subjected to lien any of its assets;

           (e) Except in the ordinary course of business, sold or transferred any of its tangible assets, or canceled any debts or claims, or waived any rights of material value;

           (f) Sold, assigned or transferred any patents, formulas, trademarks, trade names, copyrights, licenses or other intangible assets;

           (g) Incurred any materially adverse losses or damage, or become involved in any strikes or other labor disputes; and

           (h) Entered into any transaction other than in the ordinary course of business, except for the transaction that is the subject matter of this Agreement, the Extel Contract and events related thereto.

                                 Title to Assets

     2.07. On Closing, GAP will have good and marketable title to all the assets reflected in Exhibit 2.08. None of such assets is subject to any mortgage, pledge, lien, charge, security interest, encumbrance or restriction, except those that:

           (a) Are disclosed on the Independent Auditor's Report as securing specified liabilities; or

           (b) Are disclosed in Exhibit 2.08.

                Schedule of Assets to be owned by GAP on Closing

     2.08. Attached to this Agreement is Exhibit 2.08, which schedule shall have been delivered to Purchaser by the Shareholders on or before the date of execution of this Agreement. Exhibit 2.08 shall contain a list of assets containing a true and complete:

           (a) Legal description of all real property owned by GAP and any real property in which GAP has a leasehold interest;

           (b) Aged list of accounts receivable as of the time of delivery of
Exhibit 2.08 and as of the Closing Date;

           (c) Approximate number of customer accounts as of the date of transfer from Extel to GAP;

           (d) List of all capitalized machinery, tools, equipment and rolling stock owned by GAP that sets forth any liens, claims, encumbrances, charges, restrictions, covenants and conditions concerning the listed items;

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           (e) Description of all machinery, tools, equipment and rolling stock in which GAP has a leasehold interest, with a description of each interest;

           (f) A true and complete list of all patents, licenses, trademarks, trademark registrations, trade names, copyrights, and copyright registrations owned by GAP, including the licenses referenced in Exhibit 2.11 attached hereto; and

           (g) List of all fire and other casualty and liability policies of GAP in effect at the time of delivery of Exhibit 2.08 and as of the Closing Date.

                                  Indebtedness

     2.09. (a) Except as set forth in the Independent Auditor's Report, included in Exhibit 2.05 and to the best of the Shareholders actual knowledge, GAP presently has no outstanding indebtedness other than liabilities incurred in the ordinary course of business or in connection with the transaction contemplated herein. To the best of the Shareholders actual knowledge, GAP is not in default with respect to any terms or conditions of any indebtedness.

           (b) GAP has not made any assignment for the benefit of creditors, nor has any involuntary or voluntary petition in bankruptcy been filed by or against GAP.

                                   Litigation

     2.10. (a) To the best of the Shareholders' actual knowledge, GAP is not party to, nor has it been threatened with, any litigation or governmental proceeding that, if decided adversely to it, would have a materially adverse affect on the financial condition, net worth, prospects or business of GAP. To the best of all Shareholders' actual knowledge, they are not aware of any facts that might result in any action, suit or other proceeding that would result in any material adverse change in the business or financial condition of GAP.

           (b) To the best of the Shareholders' actual knowledge, GAP is not infringing on, or otherwise acting adversely to, any copyrights, trademark rights, patent rights or licenses owned by any other person, and there is no pending claim or threatened action with respect to such rights. To the best of the Shareholders' actual knowledge, GAP is not obligated to make any payments in the form of royalties, fees, or otherwise to any owner or licensor of any patent, trademark, trade name or copyright.

                    Compliance with Law and Other Instruments

     2.11. (a) To the best of the Shareholders' actual knowledge, the business operation of GAP has been, and currently is being, conducted in accordance with all applicable laws, rules and regulations of all authorities, including, without limitation, state franchise registration and/or business opportunity laws and regulations, or laws similar thereto. Specifically, GAP possesses a valid and subsisting license to operate as a Competitive Local Exchange Carrier ("CLEC") in the State of Texas;

           (b) In addition, GAP has or will be making applications for regulatory authority, as follows:

               (i) to operate as a CLEC in the State of California; and

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               (ii) to operate as a CLEC in the State of Florida.

Copies of licenses and or applications described in this paragraph are included in Exhibit 2.11 attached to this Agreement and incorporated herein by this reference.

           (c) GAP is not, to the best of the Shareholders' actual knowledge, in violation of, or in default under, any term or provision of its Articles of Incorporation, its Bylaws or of any lien, mortgage, lease, agreement, instrument, order, judgment or decree, or any other type of restriction that would prevent consummation of the transaction contemplated by this Agreement.

                             Contractual Obligations

     2.12. GAP is not a party to, or bound by, any written:

           (a) Contract not disclosed on Exhibit 2.12 attached to this Agreement (with the exception of the Extel Contract and the lease described on Exhibit 2.08), a copy of each such contract being included in Exhibit 2.12;

           (b) Employment or consultant contract that is not terminable at will without cost or other liability to GAP or any successor, with the exception of any employment or consulting contracts to be entered into at Closing;

           (c) Contract with any labor union;

           (d) Other than as disclosed in Exhibit 2.12, any bonus, pension, profit-sharing, retirement, stock option, hospitalization, group insurance or similar plan providing employee benefits;

           (e) Any real or personal property lease as lessor other than disclosed in Exhibit 2.12;


           (f) Advertising contract or contract for public relations services;

           (g) Other than as disclosed on the enclosed Exhibit 2.12, deed of trust, mortgage, conditional sales contract, security agreement, pledge agreement, trust receipt or any other agreement subjecting any of the assets or properties of GAP to a lien, encumbrance or other restriction; or

           (h) Contract that contains a re-determination of price or similar type of provision.

To the best of the Shareholders' actual knowledge, GAP has performed all obligations required to be performed by it to date and to the best of the Shareholder's actual knowledge, is not in material default under any of the contracts, leases or other arrangements by which it is bound. To the best of the Shareholders' actual knowledge, none of the parties with whom GAP has contractual arrangements is in default of its obligations.

                             Changes in Compensation

     2.13 Since the date of the Independent Auditor's Report, GAP has not granted any general pay increase to employees or changed the rate of compensation, commission or bonus payable to any officer, employee, director, agent or shareholder.

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                                   Inventories

     2.14 Intentionally Omitted.

                                     Records

     2.15. To the best of the Shareholders' actual knowledge, as of the date of Closing, all of the account books, minute books, stock certificate books and stock transfer ledgers of GAP will be complete and accurate. Purchaser acknowledges that additional paid-in capital by the Shareholders for the satisfaction of the obligations created by the Extel Contract and the formal issuance of stock by GAP to Shareholders is occurring in anticipation of this transaction and that all minutes, resolutions, bylaws organizational minutes and actions on behalf of the Board of Directors of GAP and the Officers of GAP are occurring and being ratified by GAP in anticipation of this transaction.

                              No Brokers or Finders


     2.16. All negotiations on the part of the Shareholders related to this Agreement have been accomplished solely by the Shareholders or Shareholders' legal counsel without the assistance of any person employed as a broker or finder. The Shareholders have done nothing to give rise to any valid claims against Purchaser or GAP for a brokerage commission, finder's fee or any similar charge, except as to persons acting in the role of consultant, which agreement has been made separate and apart from this Agreement.

                                      Taxes

     2.17. (a) With the exception of 2003 tax filings not yet due, GAP has filed all federal income tax returns and, in each state where qualified or incorporated, all state income tax and franchise tax returns that are required to be filed. GAP has paid all taxes as shown on the returns as have become due, and has paid all assessments received that have become due. Purchaser acknowledges that mistakes and inaccuracies relating to the ownership interests of GAP may appear in GAP's prior years' tax returns. Purchaser acknowledges that GAP is amending its prior years' tax returns to reflect the proper ownership of GAP in conjunction with this transaction.

           (b) Shareholders will indemnify and hold Purchaser harmless from any and all fines, suits, claims, demands, losses and actions of any kind (including attorneys' fees) resulting from or related to any claim against Purchaser or GAP for a deficiency in the payment or reporting of federal or state taxes pertaining to any period prior to the Closing Date.


                                 Full Disclosure

     2.18. As of the Closing Date, the Shareholders will have disclosed all known events, conditions and facts materially affecting the business of GAP. The Shareholders have not withheld knowledge of any events, conditions or facts that they have reasonable grounds to know may materially adverse affect the business of GAP. To the best of the Shareholders' actual knowledge, none of the representations and warranties made by the Shareholders in this Agreement, or set forth in any exhibit attached to this Agreement, contain any untrue statement of a material fact, or fail to state facts necessary to make the statements of fact made not misleading.

     2.19. Shareholders acknowledge they have had reasonable and adequate opportunity to review Purchaser's (i) last-filed Annual Report on Form 10-KSB, as filed with the SEC, (ii) Quarterly Reports on Form 10-QSB, as filed with the SEC, (iii) a draft of the next Form SB-2 to be filed with the SEC, and (iv) Current Reports on Form 8-K, as amended and as filed with the SEC. The foregoing reports (i) contain information with respect to Purchaser's business and

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prospects, as well risks associated with ownership of Purchaser's common stock, and (ii) disclose all events, conditions and facts materially affecting the business and prospects of Purchaser. Purchaser has not withheld disclosure of any events, conditions or facts, of which it has knowledge, that may materially affect the business and prospects of Purchaser. Shareholders further acknowledges that Purchaser has adequately, and to the complete satisfaction of the Shareholders, answered any and all questions of the officers of Purchaser relating to the Purchaser, its business and its stock.

                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                     Organization and Standing of Purchaser

     3.01. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with corporate power to own property and carry on its business as it is now being conducted. A copy of the Articles of Incorporation of Purchaser, as amended to date, are included in
Exhibit 3.01 attached to this Agreement and are complete and accurate as of the date of this Agreement. Purchaser is qualified to transact business as a foreign corporation and is in good standing in all jurisdictions in which it carries on business or in which any of its principal properties are located. A list of all jurisdictions in which Purchaser is qualified to transact business as a foreign corporation is included in Exhibit 3.01 attached to this Agreement.

                                  Subsidiaries

     3.02. Purchaser owns all of the issued and outstanding capital stock of the following inactive entities: (1) Missouri Cable TV Corp., a Louisiana corporation; (2) Santa Fe Wireless Internet, Inc., a New Mexico corporation; (3) USURF Wireless, Inc., a Louisiana corporation;(4) USURF America Internet Design, Inc., a Louisiana corporation; (5) USURF Telecom, Inc., a Colorado corporation. Purchaser owns all of the issued and outstanding capital stock in the following active entities: (6) USURF Development, Inc., a Colorado corporation; (7) USURF Systems & Technologies, Inc., a Colorado corporation; (8) USURF Communications, Inc., a Colorado corporation; and (9) NeighborLync, Inc., a Colorado corporation. Each of such active corporations is duly organized, existing and in good standing under the laws of their respective states of incorporation, with corporate power to own property and to carry on business as now conducted.

                                 Capitalization

     3.03. At December 31, 2003, Purchaser had an authorized capitalization of 400,000,000 shares of common stock of the par value of $.0001 per share, of which 114,684,486 shares were issued, outstanding, fully paid and non-assessable as of the date of this Agreement. Except for 9,543,393 shares of authorized but unissued stock that are reserved for stock options, warrants or other stock issuable upon conversion of Purchaser securities or issuable as payment for employment, consulting fees and finder's fees, there were no outstanding options, contracts, calls, commitments or demands relating to the authorized but unissued stock of Purchaser, at December 31, 2003.

                              Financial Statements

     3.04. Purchaser has delivered to the Shareholders:

           (a) The audited financial statements of Purchaser for the fiscal years ended December 31, 2002, 2001 and 2000. These statements have been audited by Hein + Associates, LLP, as to the year ended December 31, 2002, and by Postlethwaite & Netterville as to the years ended December 31, 2001 and 2000.

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           (b) An unaudited balance sheet of Purchaser and its subsidiaries as of December 31, 2003, and the related statements of income and cash flows for the year ended December 31, 2003. These statements are subject to year-end audit.

     Copies of each of the described financial statements are included in
Exhibit 3.04 attached to this Agreement.

     All of the financial statements listed in this paragraph present fairly the financial condition of Purchaser at the specified dates and the results of its operations for the periods specified. The statements were prepared in accordance with generally accepted accounting principles applied in a manner consistent with prior accounting periods.

                  Financial Condition Since Balance Sheet Date

     3.05. Since the balance sheet date of December 31, 2003, no change, event or condition has occurred that materially and adversely affects the financial condition, assets, business or prospects of Purchaser, to the knowledge of any of its officers.

                              Status of Receivables

     3.06. None of the accounts receivable or contracts receivable indicated in the financial statements included in Exhibit 3.04 is subject to any counterclaim or setoff, and all such accounts receivable and contracts receivable are current and collectible at the aggregate recorded amount.

                                 Title to Assets

     3.07. All book assets of Purchaser are in existence in its possession, are in good condition and repair and conform to all applicable laws, regulations and ordinances. Purchaser has good and marketable title to all of its assets and, except as shown on its financial statements as of December 31, 2003, holds such assets subject to no mortgage, lien or encumbrance.

                        Status of Shares to be Delivered

     3.08. The shares of Purchaser common stock that are to be issued and delivered to the Shareholders pursuant to the terms of this Agreement will be validly authorized and issued, and will be fully paid and nonassessable and will be free and clear of all liens, claims and encumbrances of any kind or nature. No shareholder of Purchaser will have any preemptive right of subscription or purchase with respect to the shares to be issued and delivered. In addition, Purchaser's issuance of the shares of the Purchaser common stock to the Shareholders shall be in compliance with all securities laws, rules and regulations enacted or otherwise promulgated by all appropriate federal or state governmental bodies or agencies and shall be in compliance with any applicable rules and regulations of the American Stock Exchange, or the then current listing exchange.

                                  Indebtedness

     3.09. (a)   Except as set forth in the consolidated balance sheet of
Purchaser and its subsidiaries as of December 31, 2003, there is no outstanding indebtedness, other than liabilities incurred in the ordinary course of business or in connection with this transaction. Purchaser and its subsidiaries are not in default with respect to any terms or conditions of any indebtedness.

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           (b) Purchaser has not made any assignment for the benefit of creditors, nor has any involuntary or voluntary petition in bankruptcy been filed or threatened by or against Purchaser. Litigation

     3.10. (a) Except as described in Exhibit 3.10 attached to this Agreement, Purchaser and its subsidiaries are not a party to, nor have any of them been threatened with any litigation or governmental proceeding that could have a materially adverse affect on the transaction contemplated by this Agreement or on the financial condition of Purchaser or its subsidiaries.

           (b) To the best knowledge of Purchaser, Purchaser is not infringing on, or otherwise acting adversely to, any copyrights, trademark rights, patent rights or licenses owned by any other person, and there is no pending claim or threatened action with respect to such rights. Purchaser is not obligated to make any payments in the form of royalties, fees, or otherwise to any owner or licensor of any patent, trademark, trade name or copyright.


                    Compliance with Law and Other Instruments

     3.11. To the best knowledge of Purchaser, the business operation of Purchaser has been, and currently is being, conducted in accordance with all applicable laws, rules and regulations of all authorities, including, without limitation, state franchise registration and/or business opportunity laws and regulations, or laws similar thereto. Purchaser is not, to the best knowledge of Purchaser, in violation of, or in default under, any term or provision of its Articles of Incorporation, its Bylaws or of any lien, mortgage, lease, agreement, instrument, order, judgment or decree, or any other type of restriction that would prevent consummation of the exchange of securities contemplated by this Agreement.

                              Purchaser's Authority

     3.12. The execution and performance of this Agreement have been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of Purchaser, in accordance with its terms. No provision of the Purchaser's Articles of Incorporation, Bylaws, minutes, share certificates or contracts prevents Purchaser from delivering good title to its shares of common stock or the Cash Payment in the manner contemplated by this Agreement.

                               Brokers and Finders

     3.13. Purchaser has not utilized the services of a finder or broker, other than Atlas Capital Services, LLC, in connection with the transaction contemplated by this Agreement. Purchaser shall be solely responsible for payment of any finder or brokerage fee owed to any party in connection with this transaction and agrees to indemnify and hold the Shareholders harmless from any claims for such fees.

                                      Taxes

     3.14. (a) Except as described on Exhibit 3.14 attached hereto, Purchaser and its subsidiaries have filed all federal income tax returns or all state income tax or franchise tax returns that are required to be filed. Purchaser represents and warrants to the Shareholders that Purchaser has incurred significant net operating losses over the past several years and does not currently have any federal or state income tax liabilities. Purchaser

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further represents and warrants to the Shareholders that all requisite federal and state fiduciary taxes including withholding taxes, have been paid current and there exists no action against Purchaser, either pending or threatened, for collection of any such taxes.

           (b) Purchaser will indemnify and hold Shareholders harmless from any and all fines, suits, claims, demands, losses and actions (including attorneys' fees) resulting from any claim related to the payment or reporting of federal or state taxes against Purchaser or that accrue against USURF, its subsidiaries, affiliates, or GAP after the Closing Date.

                                 Full Disclosure

     3.15 As of the Closing Date, Purchaser will have disclosed to Shareholders all events, conditions and facts materially affecting the business of Purchaser. The Purchaser has not withheld knowledge of any events, conditions or facts that it has reasonable grounds to know may materially affect the business of Purchaser. To the best of Purchaser's knowledge, none of the representations and warranties made by the Purchaser in this Agreement, or set forth in any other instrument furnished to the Shareholders, contain any untrue statement of a material fact, or fail to state facts necessary to make the statements of fact made not misleading.

                                    ARTICLE 4

                     CONDUCT OF BUSINESS OF ACQUIRED COMAPNY
                              PENDING CLOSING DATE

                   Conduct of Business in Its Ordinary Course

     4.01. The Shareholders will cause GAP to carry on its business in substantially the same manner as previous to the date of execution of this Agreement, and to:

           (a) Continue in full force the amount and scope of any insurance coverage carried prior to that date;

           (b) Use their reasonable efforts to cause GAP to maintain its business organization and keep it intact, to retain its present employees and to maintain its goodwill with suppliers, customers and others having business relationships with it;

           (c) Exercise due diligence in safeguarding and maintaining confidential reports and data used in its business; and

           (d) Maintain its assets and properties in good condition and repair, and not sell or otherwise dispose of any of its assets or properties, except sales of inventory in the ordinary course of business.

     Notwithstanding anything contained in this Section 4.01 to the contrary, the Shareholders' shall not be required to act in contravention of the Bylaws and Articles of Incorporation of GAP or the Texas Corporation Act.

                          Satisfy Conditions Precedent

     4.02. The Shareholders will use their best efforts to cause GAP to satisfy all conditions precedent contained in this Agreement.

                       Access to Information and Documents

     4.03. (a) The Shareholders will cause GAP to afford the officers and representatives of Purchaser, from the date of this Agreement until consummation hereof, reasonable access during normal business hours to all properties, books, accounts, contracts, commitments and any other records of any kind of GAP. Reasonable access shall be allowed to provide Purchaser with full opportunity to make any investigation it desires to make of GAP and to keep itself fully informed of the affairs of GAP.

           (b) In addition, the Shareholders will cause GAP to permit Purchaser to make extracts or copies of all such books, accounts, contracts, commitments and records, and to furnish to Purchaser, on reasonable demand and at the sole expense of Purchaser, any further financial and operating data of GAP as Purchaser reasonably requests.

           (c) Purchaser will use any information obtained under this paragraph only for its own purposes in connection with the consummation of the transaction contemplated by this Agreement, and will not divulge the information to any person other than its professional tax, legal or financial advisors. In the event the transaction contemplated by this Agreement is not consummated prior to April 28, 2004, all documents or information gathered by Purchaser hereunder will be immediately returned to GAP forthwith.

                               Negative Covenants

     4.04. Except with the prior written consent of Purchaser and specifically excluding from this Section 4.04 the additional paid-in capital by the Shareholders on or before Closing for the satisfaction of the obligations created by the Extel Contract, the Shareholders agree that GAP will not:

           (a)______Incur any liabilities in excess of $20,000.00, other than current liabilities incurred in the ordinary course of business, the Extel Contract;

           (b)______Incur any mortgage, lien, pledge, hypothecation, charge, encumbrance or restriction of any kind;

           (c) Become a party to any contract, or renew, extend or modify any existing contract, except in the ordinary course of business, the Extel Contract.

           (d) Make any capital expenditures in excess of $20,000.00, except for ordinary repairs, maintenance and replacement;


           (e) Declare or pay any dividend, or make any other distribution, to shareholders;

           (f) Purchase, retire or redeem any shares of its capital stock;

           (g) Issue or sell additional shares of its capital stock to any person or entity, except for the issuance of GAP stock to the Shareholders to formalize their ownership of GAP in anticipation of this transaction , whether or not such shares have been previously authorized or issued;

           (h) Issue or sell any warrants, rights or options to acquire any shares of its capital stock;

           (i) Amend its Articles of Incorporation or Bylaws


           (j) Pay or agree to pay any bonus, increase in compensation, pension or severance pay to any director, shareholder, officer, consultant, agent or employee;


           (k) Discharge or satisfy any lien or encumbrance, nor pay any obligation or liability, except current liabilities shown on the Independent Auditor's Report, or incurred in the ordinary course of business since that date;

           (l) Merge or consolidate with any other entity;

           (m) Enter into any transactions or take any acts that would constitute a breach of the representations, and warranties contained in this Agreement; and

           (n) Institute, settle, or agree to settle any action or proceeding before any court or governmental body.

                                    ARTICLE 5

                        CONDUCT OF BUSINESS OF PURCHASER
                              PENDING CLOSING DATE

                   Conduct of Business in Its Ordinary Course

     5.01. Purchaser will carry on its business in substantially the same manner as before the date of execution of this Agreement.

                          Satisfy Conditions Precedent

     5.02. Purchaser will use its best efforts to satisfy all conditions precedent contained in this Agreement.

                       Access to Information and Documents

     5.03. (a) Purchaser will provide the Shareholders, from the date of this Agreement until the consummation hereof, full access during normal business hours to all properties, books, accounts, contracts, commitments and records of Purchaser. Sufficient access shall be allowed to provide the Shareholders with full opportunity to make any investigation they desire to make of Purchaser and to keep themselves fully informed of the affairs of Purchaser.

           (b) Purchaser will permit the Shareholders to make extracts or copies of all books, accounts, contracts, commitments and records. Additionally, Purchaser will furnish to the Shareholders, within five (5) days after demand, any further financial and operating data and other information concerning its business and assets that the Shareholders reasonably request.

           (c) The Shareholders may use any information secured pursuant to this paragraph only for their own purposes in connection with the consummation of the transaction contemplated by this Agreement and may not divulge the information to any persons other than their professional tax, legal or financial advisors. Further, the Shareholders acknowledge that information obtained pursuant to this paragraph may constitute "inside information" as that term is used in the securities laws of the United States, and the Shareholders agree that they will neither purchase nor sell any of the common stock of Purchaser on the public markets during the period of this Agreement, plus ten (10) days after the Closing Date.


                               Negative Covenants

     5.04. Except with the prior written consent of the Shareholders, Purchaser may not declare or pay any dividend or make any other distribution to its shareholders other than those relating to dividend distributions of the capital stock of Conexyn Corporation (f/k/a New Wave Media Corporation), Argo Petroleum Corporation and Woodcomm, Inc., heretofore declared and announced.


     5.05 Except with the prior written consent of the Shareholders, prior to the Closing Date, Purchaser covenants not to complete any combination, consolidation, split, reverse split, or any other similar transaction that would have the effect of diluting the Restricted Stock Payment.

                                    ARTICLE 6

               CONDITIONS PRECEDENT TO OBLIGATIONS OF SHAREHOLDERS

                         Conditions Precedent to Closing

     6.01. The obligations of the Shareholders to consummate this Agreement shall be subject to the conditions precedent specified in this Article 6.

      Truth of Representations and Warranties and Compliance With Covenants

     6.02. The representations and warranties of Purchaser contained in this Agreement shall be true as of the Closing Date with the same effect as though made on the Closing Date. Purchaser shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Closing Date. Purchaser shall deliver to the Shareholders a certificate dated as of the Closing Date and signed by the President or a Vice President and the Secretary or an Assistant Secretary of Purchaser, certifying the truth of the representations and warranties.

  Employment Agreement, Confidentiality Agreement and Non-Competition Agreement

     6.03. Each of the Shareholders shall be employed by GAP and each Shareholder and GAP shall execute, at or prior to the Closing, an Employment Agreement substantially in the form attached hereto as Exhibit 6.03. By execution of this Agreement and in anticipation of being the sole shareholder of GAP, USURF shall ratify and confirm the Employment Agreements on the Closing Date and agree to abide by the terms, conditions and covenants of such Employment Agreements.

                      Registration Rights Letter Agreement

     6.04 Purchaser shall execute, at or prior to the Closing, a Registration Rights Letter Agreement substantially in the form attached hereto as Exhibit 6.04.

                        Opinion of Counsel for Purchaser

     6.05. On the Closing Date, Purchaser shall furnish to the Shareholders an opinion of counsel for Purchaser, dated the Closing Date, to the effect that Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and that the shares of common stock of Purchaser delivered to the Shareholders hereunder have been duly authorized, issued and delivered and are validly issued and outstanding, fully paid and non-assessable shares of common stock of Purchaser. Moreover, said opinion shall state that this Agreement is the valid and binding obligation of Purchaser in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of creditor's rights.

                  Approval of Texas Public Utilities Commission

     6.06 (a) By execution of this Agreement, Purchaser agrees and acknowledges that the change in ownership contemplated by this Agreement has been approved the Texas Public Utilities Commission ("PUC") pursuant to that certain PUC Notice of Approval attached hereto as Exhibit 6.06(a) attached hereto and incorporated herein. The Shareholders make no representations or warranties, and specifically disclaim all representations and warranties regarding the approval of the Texas Public Utilities Commission to the change in ownership contemplated by this Agreement. Purchaser expressly assumes any and all obligations of GAP, after the date this Agreement is fully executed, to initiate, pursue, apply for any further approval by the Texas Public Utilities Commission to the change of ownership contemplated by this Agreement.

          (b) Purchaser further agrees and acknowledges that GAP has filed a joint application with Southwestern Bell Telephone, L.P. d/b/a SBC Texas ("SBC") in PUC Docket No. 29323 requesting the right to adopt certain provisions of the AccuTel Resale Agreement for the State of Texas ("AccuTel of Texas, Inc. Agreement") pursuant to Section 252(i) of the Telecommunications Act of 1996 (the "AccuTel Opt-In"), based upon the terms and conditions previously agreed upon by GAP and SBC. The Shareholders make no representations or warranties regarding the Accutel Opt-In. By execution of this Agreement, Purchase represents and warrants to the Shareholders that Purchaser has familiarized itself with the AccuTel Opt-In docket and the documents attached hereto as
Exhibit 6.06(b), is satisfied with its examination of the AccuTel Opt-In docket and of the documents attached hereto as Exhibit 6.06(b), and is relying on Purchaser's own examination of AccuTel Opt-In docket and the documents attached hereto as Exhibit 6.06(b) and not on any representations or warranties of the Shareholders. The approval by the PUC of the AccuTel Opt-In being attached hereto in Exhibit 6.06(b) and incorporated herein for all purposes.


                                Receipt of Funds

     6.07 Shareholders shall have confirmed receipt from Purchaser of the Cash Payment in immediately certifiable funds. Purchaser shall have obtained funds from one or more of the following sources in the minimum amounts indicated and shall provide to the Shareholders written confirmation of same satisfactory to Shareholders, as follows:

          (a) Purchaser shall have received not less than $3,000,000 through a financing arrangement facilitated by or through Atlas Capital Services, LLC;

          (b) Purchaser shall have received not less than $3,000,000 pursuant to a private placement of its equity securities; or

          (c) Purchaser shall have received not less than $3,000,000 pursuant to a loan or other debt transaction, the maturity date of which shall be not less than 18 months from the date of closing of such transaction.

                                 No Restrictions

     6.08. No action or proceeding by any governmental body or agency shall have been threatened, asserted or instituted to prohibit the consummation of the transactions contemplated by this Agreement.

       Ratification of the Extel Contract and Employment, Confidentiality
                            and Non-Compete Agreement

     6.09 On Closing, Purchaser shall ratify the Extel Contract, the corresponding transfer of assets to GAP and further ratify the Employment, Confidentiality and Non-Compete Agreement as a valid and binding obligation of GAP.

                                    ARTICLE 7

                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

                         Conditions Precedent to Closing

     7.01. The obligations of Purchaser to consummate this Agreement shall be subject to the conditions precedent specified in this Article 7.

      Truth of Representations and Warranties and Compliance With Covenants

     7.02. The representations and warranties of the Shareholders contained in this Agreement shall be true as of the Closing Date, with the same effect as though made on the Closing Date. The Shareholders shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them prior to the Closing Date. The Shareholders shall deliver to Purchaser a certificate dated the Closing Date and signed by each of the Shareholders, certifying the truth of the representations and warranties to the best of their actual knowledge.

                     Acceptability of Papers and Proceedings

     7.03. Intentionally Omitted.

                       Opinion of Counsel for Shareholders

     7.04. The Shareholders shall deliver to the Purchaser an opinion of counsel for the Shareholders, referred to as "Counsel", dated the Closing Date, to the effect that:

           (a) GAP is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas with full corporate power to carry on the business in which it is engaged;

           (b) (i) The shares of capital stock of GAP which are the subject of this Agreement, have been duly authorized and validly issued, and are fully paid and non-assessable;

               (ii) The shares of capital stock of GAP exchanged in this transaction constitute 100% percent of all of the issued and outstanding shares of capital stock of GAP;

           (c) The Articles of Incorporation, the Bylaws, the minutes, share certificates to which GAP or any Shareholder is a party do not prevent any Shareholder from delivering good title to the shares of such capital stock in the manner specified in this Agreement; and

           (d) This Agreement is the valid and binding obligation of each Shareholder in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of creditor's rights.

In rendering the opinion specified in this paragraph, Counsel may rely on certificates of public officials, certificates of officers of GAP and the Shareholders and any other evidence that is appropriate and required by Shareholders' counsel.

                         Certified Financial Statements

     7.05. Purchaser acknowledges its receipt and reliance on the Independent Auditor's Report in evaluating the financial strength of GAP.

                       Retention of Officers and Directors

     7.06. The present officers and directors of GAP shall remain in office subsequent to the Closing and until their earlier resignation or removal.

  Employment Agreement, Confidentiality Agreement and Non-Competition Agreement

     7.07. Each Shareholder shall be employed by GAP and each Shareholder and GAP shall execute, at or prior to the Closing, an Employment Agreement substantially in the form attached hereto as Exhibit 6.03.

                      Registration Rights Letter Agreement

     7.08 Shareholders shall execute, at or prior to the Closing, a Registration Rights Letter Agreement substantially in the form attached hereto as Exhibit 6.04.

                  Approval of Texas Public Utilities Commission

     7.09 The parties acknowledge approval by the PUC of the change in control contemplated by this Agreement and approval of the AccuTel Opt-In as evidenced by Exhibit 6.06(a) and Exhibit 6.06(b) attached hereto.

                               Investment Letters

     7.10. Each Shareholder shall deliver to the Purchaser an executed written statement or investment letter as specified in paragraph 9.01 of this Agreement and in form and substance acceptable to counsel for Purchaser.

                                 No Restrictions

     7.11. No action or proceeding by any governmental body or agency shall be threatened, asserted or instituted that prohibits the consummation of the transactions contemplated by this Agreement.

                             No Contracts Terminated

     7.12. GAP shall not have terminated any contracts prior to the Closing Date that, in the aggregate, would materially and adversely affect its business.

                               No Damage to Assets

     7.13. At the Closing Date, the machinery, equipment, inventory or other tangible property of GAP shall not be damaged by fire, flood, accident, labor strife, act of war or any other cause beyond the reasonable power and control of the GAP or the Shareholders to an extent that substantially affects the value of the property and assets. Loss or damage shall be considered to affect substantially the value of the properties and assets within the meaning of this paragraph, if the book value of the properties and assets lost or damaged exceeds ten percent (10%) of the total book value of all assets of GAP.

                                    ARTICLE 8

                   SURVIVAL OF WARRANTIES AND INDEMNIFICATION

              Nature and Survival of Representations and Warranties

     8.01. All statements of fact contained in this Agreement, or in any memorandum, certificate, letter, document or other instrument delivered by or on behalf of Purchaser, GAP or the Shareholders pursuant to this Agreement shall be deemed representations and warranties made by any such party, respectively, to each other party under this Agreement. The covenants, representations and warranties of Purchaser and Shareholders shall survive the Closing Date, and all inspections, examinations or audits on behalf of the parties and the Shareholders for a period of one (1) year following the Closing Date.

                                 Indemnification

     8.02. Shareholders agree to indemnify, jointly and severally, and hold the Purchaser and Acquired Company harmless after the date of this Agreement in respect to any damages as defined in this paragraph 8.02. Damages, as used in this paragraph, shall include any claim, action, demand, loss, cost, expense, liability, penalty and other damage, including, but not limited to, reasonable attorneys' fees and other reasonable costs and expenses incurred attempting to avoid damages or in enforcing this indemnity, resulting to the Purchaser or Acquired Company from:

           (a) Any inaccurate representation made by or on behalf of the Shareholders in or pursuant to this Agreement;

           (b) Breach of any of the warranties by the Shareholders in or pursuant to this Agreement; or

           (c) Breach or default of any of the obligations to be performed by the Shareholders under this Agreement.

     Shareholders shall reimburse Purchaser for any payment made or loss suffered by Purchaser or Acquired Company, at any time after the Closing Date, based on the final judgment of any arbitrator or any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions with respect to any damages described in this paragraph.

     8.03. Purchaser agrees to indemnify and hold the Shareholders, and each of them, harmless after the date of this Agreement in respect to any damages as defined in this paragraph 8.03. Damages, as used in this paragraph, shall include any claim, action, demand, loss, cost, expense, liability, penalty and other damage, including, but not limited to, reasonable attorneys' fees and other reasonable costs and expenses incurred attempting to avoid damages or in enforcing this indemnity, resulting to the Shareholders, or any of them, from:

           (a) Any inaccurate representation made by or on behalf of the Purchaser in or pursuant to this Agreement;

           (b) Breach of any of the warranties by the Purchaser in or pursuant to this Agreement; or

           (c) Breach or default of any of the obligations to be performed by the Purchaser under this Agreement.

     Purchaser shall reimburse Shareholders for any payment made or loss suffered by Shareholders, or any of them, at any time after the Closing Date, based on the final judgment of any arbitrator or any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions with respect to any damages described in this paragraph.

                                    Expenses

     8.04. Shareholders shall pay all of their own expenses incurred by them arising out of this Agreement and the transactions contemplated in this Agreement, including, but not limited to, all fees and expenses of their counsel and accountants; provided, however, in the event this Agreement is terminated for any reason other than due to a result of an uncured default by the Shareholders, or due to that event described in Section 10.03 herein, Purchaser agrees to pay to the Shareholders, for costs and expenses incurred by Shareholders in connection with this transaction, the amount of Sixty Five Thousand and No/100 Dollars ($65,000.00) (the "Break-up Fee"). In the event of a termination, the Break-up Fee shall be deducted and offset by the Shareholders against the Cash Payment. In the event this Agreement is not terminated, each of the parties shall bear all expenses incurred by it or him in connection with this Agreement and in the consummation of the transactions contemplated by, and in preparation of, this Agreement.

                                    ARTICLE 9

                         COMPLIANCE WITH SECURITIES LAWS

                 Unregistered Stock Under Federal Securities Act

     9.01. (a) Each Shareholder acknowledges that the Restricted Stock Payment of Purchaser's common stock to be delivered to the Shareholders pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and that, therefore, the Purchaser common stock is not freely transferable, except as permitted under various exemptions contained in the 1933 Act and the rules of the Securities and Exchange Commission under the 1933 Act. The provisions contained in this paragraph 9.01 are intended to ensure compliance with the 1933 Act.

           (b) Purchaser acknowledges that the shares of the Acquired Company's capital stock to be delivered by the Shareholders pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended, referred to in this Agreement as the "1933 Act", and that, therefore, the Acquired

Company's capital stock is not freely transferable, except as permitted under various exemptions contained in the 1933 Act and the rules of the Securities and Exchange Commission under the 1933 Act. The provisions contained in this paragraph 9.01 are intended to ensure compliance with the 1933 Act.

                       No Distribution of Stock to Public

           (c) Each Shareholder represents and warrants to Purchaser that the Shareholder is acquiring the shares of Purchaser's common stock under this Agreement for the Shareholder's own account for investment, and not for the purpose of resale or any other distribution of the shares. Each Shareholder also represents and warrants that the Shareholder has no present intention of disposing of all or any part of such shares at any particular time, for any particular price or on the happening of any particular circumstances. Each Shareholder acknowledges that the Purchaser is relying on the truth and accuracy of the warranties and representations set forth in this paragraph in issuing the shares, without first registering the shares under the 1933 Act.

           (d) Purchaser represents and warrants to the Shareholders that Purchaser is acquiring the shares of the Acquired Company's capital stock under this Agreement for Purchaser's own account for investment, and not for the purpose of resale or any other distribution of the shares. Purchaser also represents and warrants that the Purchaser has no present intention of disposing of all or any part of such shares at any particular time, for any particular price or on the happening of any particular circumstances. Purchaser acknowledges that the Shareholders are relying on the truth and accuracy of the warranties and representations set forth in this paragraph in issuing the shares, without first registering the shares under the 1933 Act.

                               Investment Letters

           (e) Each Shareholder shall deliver, at the Closing, to the Purchaser an executed investment letter in the form of Exhibit 9.01 (e) attached hereto.

           (f) Purchaser shall deliver, at the Closing, to the Shareholders an executed investment letter in the form of Exhibit 9.01 (f) attached hereto.

                    No Transfers in Violation of the 1933 Act

           (g) Each Shareholder covenants and represents that none of the shares of the Restricted Stock Payment will be offered, sold, assigned, pledged, transferred or otherwise disposed of, except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the Securities and Exchange Commission under the 1933 Act. Therefore, each Shareholder agrees not to sell or otherwise dispose of any of the shares of the Purchaser's common stock received pursuant to this Agreement, unless the
Shareholder:

               (i) Has delivered to the Purchaser a written legal opinion in form and substance satisfactory to counsel for Purchaser, to the effect that the disposition is permissible under the terms of the 1933 Act and regulations under the 1933 Act;

               (ii) Has complied with the registration and prospectus requirements of the 1933 Act relating to such a disposition; or

               (iii) Has presented Purchaser satisfactory evidence that such a disposition is exempt from registration under the 1933 Act.

Purchaser shall place a stop transfer order against transfer of shares, until one of the conditions set forth in this sub-paragraph has been met.

           (h) Purchaser covenants and represents that none of the shares of GAP's capital stock to be delivered to Purchaser pursuant to this Agreement will be offered, sold, assigned, pledged, transferred or otherwise disposed of, except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the Securities and Exchange Commission under the 1933 Act.

                        Investment Legend on Certificates

           (i) The parties to this Agreement agree that any certificates evidencing the shares of (i) the Restricted Stock Payment, and (ii) capital stock of GAP to be delivered to Purchaser under this Agreement will contain the following, or substantially similar, legend:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN TAKEN FOR INVESTMENT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IS IN EFFECT AS TO THE SECURITIES, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS IN FACT APPLICABLE TO SUCH OFFER OR SALE.

                                 Indemnification

           (j) If, at any time in the future, any of the Shareholders sell or otherwise dispose of any of the shares of common stock received from Purchaser without registration under the 1933 Act or any similar federal statute that may then be in effect, such Shareholder agrees to indemnify and hold harmless Purchaser against any claims, liabilities, penalties, costs and expenses that may be asserted against or suffered by Purchaser as a result of such disposition.

           (k) If, at any time in the future, Purchaser sells or otherwise disposes of any of the shares of GAP capital stock received from the Shareholders without registration under the 1933 Act or any similar federal statute that may then be in effect, Purchaser agrees to indemnify and hold harmless the Shareholders, and each of them, against any claims, liabilities, penalties, costs and expenses that may be asserted against or suffered by the Shareholders, or any of them, as a result of such disposition.

                                   ARTICLE 10

                                   TERMINATION

                                     Default

     10.01. Purchaser or the Shareholders may, on or at any time prior to the Closing Date, terminate this Agreement by notice to the other party in the event:

           (a) One party has determined that any material representation of the other party is untrue;

           (b) The other party has defaulted under the Agreement by failing to perform any of its covenants and agreements contained in this Agreement; and

           (c) Each default has not been fully cured within three (3) days after receipt of written notice specifying particularly the nature of the default.

                                      Delay

     10.02. If consummation of the transaction specified in this Agreement has not occurred by 11:59 p.m., San Antonio, Texas time, on April 28, 2004, any party that is not in default in the timely performance of any of its covenants and conditions may terminate this Agreement subsequent to that time by giving written notice of termination to the other party. The written notice of termination shall be effective upon the delivery of the notice in person to an officer of the party or, if served by mail, upon the receipt of the notice by such party.

                                 Damage or Loss

     10.03. Purchaser may, at its option, terminate this Agreement prior to the Closing Date, if GAP has suffered any damage, destruction or loss (whether or not covered by insurance) that materially and adversely affects the property, business or financial condition of GAP Damage, destruction or loss shall be considered materially and adversely to affect the properties, business or financial condition of GAP, if the book or market value (whichever is lower) of the assets damaged, destroyed or lost exceeds ten percent (10%) in book or market value (whichever is lower) of all assets of GAP.

     10.04. The Shareholders, jointly and not severally, may, at their option, terminate this Agreement prior to the Closing Date, if Purchaser (i) has suffered any damage, destruction or loss (whether or not covered by insurance) that materially and adversely affects the property, business or financial condition of Purchaser; or (ii) is threatened with or placed in involuntary or voluntary bankruptcy. Damage, destruction or loss shall be considered materially and adversely to affect the properties, business or financial condition of Purchaser if the book or market value (whichever is lower) of the assets damaged, destroyed or lost exceeds ten percent (10%) in book or market value (whichever is lower) of all assets of Purchaser.


                                   ARTICLE 11

                                  MISCELLANEOUS

                              Public Announcements

     11.01. Purchaser shall have the exclusive right to issue a press release or otherwise make any public statements with respect to the existence of this Agreement or the transactions contemplated by this Agreement.

                                   Amendments

     11.02. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the President of Purchaser and all of the Shareholders.

                                     Waiver

     11.03. Purchaser or the Shareholders jointly may, in writing:

           (a) Extend the time for the performance of any of the obligations of any other party to the Agreement, including Purchaser, GAP or the Shareholders.

           (b) Waive any inaccuracies and misrepresentations contained in this Agreement or any document delivered pursuant to this Agreement made by any other party to this Agreement, including Purchaser, GAP or the Shareholders.

           (c) Waive compliance with any of the covenants or performance of any obligations contained in this Agreement by any other party to this Agreement, including Purchaser, GAP or the Shareholders.

           (d) Waive the fulfillment of any condition precedent to the performance by any other party to the Agreement, including Purchaser, GAP or the Shareholders.

                                   Arbitration

     11.04. All parties agree that any dispute arising between or among them related to this Agreement or the performance hereof shall be submitted for resolution to the American Arbitration Association for arbitration in the San Antonio, Texas office of the Association under the then-current rules of commercial arbitration. The Arbitrator or Arbitrators shall have the authority to award to the prevailing party its reasonable costs and attorneys' fees. Any award of the Arbitrators may be entered as a judgment in any court competent jurisdiction.

                                   Assignment

     11.05.(a) Neither this Agreement nor any right or obligation created by this Agreement shall be assignable by either the Shareholders or Purchaser, without the prior written consent of the other, except by the laws of succession.

           (b) Except as limited by the provisions of paragraph (a), this Agreement shall be binding on, and inure to the benefit of, the respective successors and assigns of the parties, as well as the parties.

           (c) Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties and their successors, any rights or remedies under this Agreement.

                                     Notices

     11.06. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to each Shareholder or an officer of Purchaser, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, provided that the communication is addressed:

           (a) In the case of Purchaser, to:    USURF America, Inc.
                                                6005 Delmonico Drive,Suite 140
                                                Colorado Springs, Colorado 80919

               with a copy to:                  Christopher Brenner
                                                Christopher K. Brenner, P.C.
                                                130 E. Kiowa Street, Suite 600
                                                Colorado Springs, CO 80903

           (b) In the case of the
               Shareholders, to:                Brandon Young
                                                112 E. Seminary Drive, Suite B
                                                Fort Worth, Texas  76115

                                                Brian Young
                                                112 E. Seminary Drive, Suite B
                                                Fort Worth,Texas 76115

                                                Byron Young
                                                112 E. Seminary Drive, Suite B
                                                Fort Worth, Texas 76115

               with a copy to:                  Elliott S. Cappuccio
                                                J. Bradley Jones
                                                Stump Craddock Massey & Pulman
                                                112 E. Pecan, Suite 700
                                                San Antonio, Texas 78205



                               Paragraph Headings

     11.07. Paragraph and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                                Entire Agreement

     11.08. This instrument and the exhibits to this instrument contain the entire Agreement between the parties with respect to the transaction contemplated by the Agreement. It may be executed in any number of counterparts, but the aggregate of the counterparts together constitute only one and the same instrument.

                          Effect of Partial Invalidity

     11.09. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be constructed as if it never contained any such invalid, illegal or unenforceable provisions.

                                 Controlling Law

     11.10. The validity, interpretation and performance of this agreement shall be controlled by and construed under the laws of the State of Texas, the State in which this Agreement is being performed.


                            [Signatures on next page]

EXECUTED as of the date first above written, at Fort Worth, Texas, and Colorado Springs, Colorado.


  PURCHASER:                                SHAREHOLDERS:


 USURF AMERICA, INC.



  By:  /s/                                  /s/
     -----------------------------          -------------------------------
            Douglas O. McKinnon,                 Brandon Young
            President and CEO
                                            /s/
                                            -------------------------------
                                                 Brian Young

                                            /s/
                                            -------------------------------
                                                 Byron Young

                                 Exhibit 2.01(a)
                Articles of Incorporation of Connect Paging, Inc.
                -------------------------------------------------

                                  See Attached.

                                 Exhibit 2.01(b)

       List of Foreign Jurisdictions GAP is Qualified to Transact Business

                                  See Attached.

                                 Exhibit 2.01(c)

                         Bylaws of Connect Paging, Inc.

                                    See Attached.

                                  Exhibit 2.05


  Independent Auditor's Report of Connect Paging, Inc., dated December 31, 2003
  -----------------------------------------------------------------------------

                                  See Attached.



                                                 Exhibit 2.08
                                       Assets of Connect Paging, Inc.
                                       ------------------------------

                                      ASSET--(PART OF SALE)      QUANTITY        ESTIMATED        TOTAL VALUE
                                                                              VALUE (EACH)
--------------------------------------------------------------------------------------------------------------
                                              BANQUET TABLE            18            $5.00             $90.00
                                                     CHAIRS            36           $10.00            $360.00
                                               COFFEE MAKER             1           $10.00             $10.00
            EMACHINE COMPUTER (MOUSE AND KEYBOARD INCLUDED)            35          $200.00          $7,000.00
                                 EMACHINE COMPUTER MONITORS            35           $50.00          $1,750.00
                      (ATTACHED UCC LIST OF SERIAL NUMBERS)
                              CUBICLES (SET OF 26 BUILT IN)             1        $1,500.00          $1,500.00
                                  CUSTOMERS (APPROX NUMBER)         14506           $10.00        $145,060.00
                             DISTRIBUTOR and STORE  NETWORK
                                                  MICROWAVE             2           $10.00             $20.00
             ESI PHONE SYSTEM (INC. 30 PHONES AND HEADSETS)             1        $3,000.00          $3,000.00
                 POINT OF PURCHASE MATERIAL--(APPROX VALUE)                      $2,000.00          $2,000.00
                                               PORTABLE FAN             4           $25.00            $100.00
            PUC TEXAS LICENSE--(GET A PHONE LICENSE #60530)             1        $5,000.00          $5,000.00
                                               REFRIGERATOR             1          $100.00            $100.00
                                                     SERVER             1        $5,000.00          $1,000.00

Total Value of Assets to be Sold:                                                                 $166,990.00


                                           EXCLUDED ASSETS*
--------------------------------------------------------------------------------------------------------------
                           POWER DIALER--(NOT PART OF SALE)             1               $-          $1,000.00
                             2ND SERVER--(NOT PART OF SALE)             1               $-          $1,500.00
        BRIAN'S DESK--(PERSONAL PROPERTY--NOT PART OF SALE)             1               $-            $200.00
           Extel CLEC UNE-P and Resell TEXAS License #60145                                         $5,000.00
                              2003 Mitsubishi Montero Sport                                        $20,000.00
                              Storefront Phone America sign                                         $2,000.00
                         Storefront Phone America Inventory                                         $1,000.00
                          Storefront Phone America fixtures                                         $1,000.00


*These assets are specifically excluded from transaction contemplated by the Extel Contract


Leasehold Interest:

That certain Lease Agreement dated November 21, 2002 between FWIS, Ltd. d/b/a
Fort Worth Town Center, as Landlord, and Connect Paging, Inc., as successor in interest to Extel Enterprises, Inc., for the lease of approximately 1,752 square feet of office space in the Fort Worth Town Center located in Fort Worth, Texas.

                                      -32-

                                  Exhibit 2.11
                       Seller's Licenses and Applications
                       ----------------------------------

                                  See Attached.

                                  Exhibit 2.12
                               Seller's Contracts
                               ------------------


None, except for the agreements related to the Extel Contract and the leasehold interest described on Exhibit 2.08. Said lease being attached hereto.

                                  Exhibit 3.01


                   Purchaser's Representations and Warranties
                   ------------------------------------------

    Articles of Incorporation, Foreign Jurisdictions qualified to do Business
    -------------------------------------------------------------------------

Articles of Incorporation (and amendments thereto) are attached.

USURF America, Inc. is qualified to do business in the State of Nevada. It is not currently registered or qualified to do business in any other jurisdiction.

                                  Exhibit 3.04

                        Purchaser's Financial Statements
                        --------------------------------

                                  See Attached.

                                  Exhibit 3.10
                             Purchaser's Litigation
                             ----------------------


On September 29, 2000, an involuntary bankruptcy petition was filed against CyberHighway in the Idaho Federal Bankruptcy Court, styled In Re: CyberHighway, Inc., Case No. 00-02454. The petitioning creditors were ProPeople Staffing, CTC Telecom, Inc. and Hawkins-Smith. In December 2000, CyberHighway and the petitioning creditors filed a joint motion to dismiss this proceeding. The joint motion to dismiss was denied because the creditors believe that CyberHighway's as-yet unasserted damage claims against the original petitioning creditors and their law firm and a claim against Dialup USA, Inc. represent CyberHighway's most valuable assets. These as-yet unasserted claims include claims for bad faith filing of the original bankruptcy petition as to the original petitioning creditors and their law firm, as well as claims for tortious interference with beneficial business relationships as to Dialup USA, Inc. It is likely that, at some time in the future, a final order of bankruptcy will be entered with respect to CyberHighway. No prediction of the timing of such an order can be made, although we believe that such an order would come only after the final adjudication of the claims described above.

In January 2000, we instituted arbitration proceedings against Christopher L. Wiebelt, our former vice president of finance and chief financial officer. At a recent hearing, we alleged that Mr. Wiebelt violated certain terms of his employment agreement and sought damages resulting from those violations, while Mr. Wiebelt claimed wrongful termination under his employment agreement. The arbitrator has awarded Mr. Wiebelt $75,000, plus legal expenses of approximately $25,000. The award was entered as a judgment in Louisiana on September 15, 2003 and filed in Colorado on December 3, 2003. This case is styled: USURF America, Inc. vs. Christopher L. Wiebelt, American Arbitration Association, Case No. 71-160-00087-01. On February 27, 2004, we entered into a settlement agreement with Mr. Wiebelt under which a total amount of $124,486.36 will be paid to Mr. Weibelt as follows: (i) a downpayment $30,000 was made on February 27, 2004, and
(ii) we will make six monthly payments of $15,747.72 to Mr. Weibelt on the 25th day of each month commencing on March 25, 2004.

In June 2003, one of our subsidiaries, USURF Telecom, Inc., was named as a defendant in a lawsuit filed by Qwest Corporation. USURF Telecom has filed its answer, denying any liability. Our management believes that Qwest's allegations are without merit. This case is styled: Qwest Corporation vs. Maxcom, Inc. (f/k/a Mile High Telecom, CLEC for Sale, Inc. and Mile High Telecom, Inc.), et. al.; in the District Court, City and County of Denver, Colorado; Case No. 03 CV 1676.

                                  Exhibit 3.14
        Tax Returns Not Filed by Purchaser and Explanation Regarding Same
        -----------------------------------------------------------------

USURF has not filed federal or state income tax returns for the years 2003, 2002, ___________. Failure to file returns is attributable primarily to significant net losses for such years and the lack operating capital to pay fees for tax return preparation.

                                  Exhibit 6.03
                          Form of Employment Agreement
                          ----------------------------

              EMPLOYMENT, CONFIDENTIALITY AND NON-COMPETE AGREEMENT
              -----------------------------------------------------

This Employment Agreement is made by and between Connect Paging, Inc., a Texas corporation d/b/a Get A Phone, with offices at ________________________________ (the "Company"), and ______________________________, residing at
_____________________________________ (the "Employee"), and is effective as of
________________, 2004 (the "Effective Date").

     WHEREAS, concurrently with the execution of this Agreement, USURF America, Inc., a Nevada corporation ("USURF"), has acquired all of the issued and outstanding common stock of the Company, pursuant to that certain Stock Purchase Agreement, dated April _________, 2004 (the "Purchase Agreement");

     WHEREAS, on the date of the Purchase Agreement, the Employee was a stockholder of the Company, and, immediately prior to the execution of this Agreement, was employed by, and a key executive of, the Company;

     WHEREAS, the Company desires to retain Employee and the Employee is willing to accept and continue his employment with the Company, under the terms and conditions set forth in this Agreement;

     THEREFORE, the parties agree as follows:

     1. Employment; Term. The Company hereby employs the Employee as _______________ on the terms set forth herein for a period of two (2) years from the Effective Date, and the Employee hereby accepts such employment.

     2. Duties. The Employee will render services to Company in such executive, supervisory and general administrative capacities as the Board of Directors of the Company shall from time to time determine. Without limiting the foregoing, the Employee's duties will generally consist of the duties specified on the attached Exhibit "A," which may be amended from time to time by the Company's Board of Directors. The office of the Company, as identified above, will constitute the Employee's base of operations; provided, however, that Employee will render services away from the office on a temporary basis and travel on a temporary basis but in no event more than three (3) days in any calendar month wherever the Company may reasonably require. In connection with all such trips, the Employee will be advanced or reimbursed for all reasonable travel and living expenses provided the Employee submits appropriate documentation for such expenses satisfactory to the Company. If elected a director or officer of the Company or of any affiliate of the Company, the Employee will serve in that capacity without compensation other than as expressly provided in this Agreement. In no event will Company, without the written consent of Employee, transfer Employee to USURF or any of its affiliates, parents or subsidiaries or require Employee to provide the duties described herein to any other entity other than Company. In no event shall Employer, without written consent of Employee, require Employee to relocate outside the Dallas/Ft. Worth area.

     3. Exclusivity. During the term of this Agreement, Employee will devote all of his working time to performing his duties under this Agreement, and during his employment with the Company, the Employee will not (i) act for his own account in any manner which is Directly Competitive (as defined herein) with any of the business of the Company or which would interfere with the performance of his duties under this Agreement, or (ii) serve as an officer, director or employee of or paid advisor to any other business entity with the exception of Extel Enterprises Incorporated and Express Cash and Phone, Inc., or (iii) invest or have any financial interest, direct or indirect, in any business that is Directly Competitive with any of the business of the Company, provided, however, that notwithstanding the foregoing, the Employee may own up to 1% of the outstanding equity securities of any company engaged in any such competitive business whose shares are listed on a national securities exchange or regularly quoted in an over-the-counter market by one or more members of a national or an affiliated securities association. The Employee will be deemed to have an indirect financial interest in any business in which any of the following has any financial interest: the Employee's spouse; any lineal descendant or ancestor of the Employee; any brother or sister of the Employee; and any child (but not grandchild) of any such brother or sister. Notwithstanding the foregoing, Employee is authorized to retain his ownership and position on the Board of Directors and employment, as the case may be, in Extel Enterprises, Inc. and Express Cash and Phone, Inc. (collectively, the "Excepted Entities") for the sole purpose of maintaining the Excepted Entities in good standing under the laws of the State of Texas; provided that Employee's continued involvement in the Excepted Entities does not materially interfere with the performance of his duties under this Agreement. For the purposes of this Section 3, the term Directly Competitive shall mean engaging in any business in which the Company is engaged at any time during the term of this Agreement.

     4. Compensation.

        4.1 (i) Signing Bonus. In consideration of, and as an inducement for, Employee's executing this Employment Agreement, USURF shall issue to Employee, as a bonus, 1,000,000 shares of its $.0001 par value common stock. It is agreed by Employer and Employee that such bonus shares shall be valued at $.09 per share, or $90,000, in the aggregate.

        USURF agrees that the shares to be issued to Employee pursuant to this Employment Agreement shall be issued to Employee and registered under a Form S-8 Registration Statement filed in connection with this Employment Agreement. Upon issuance, the shares shall be duly registered under the Securities Act of 1933, as amended, and shall be freely tradable in the markets of the United States.

        (ii) Salary. During the first two (2) years of his employment, the Company will pay the Employee a salary at the rate of One Hundred Twenty Thousand and No/100 Dollars ($120,000.00) per year in equal, semi-monthly installments. Thereafter the Company will review the Employee's salary at least annually, but, in any event, although the Company may increase, decrease or not change the Employee's salary, his salary will not at any time be less than $120,000.00 per year payable in equal, semi-monthly installments. The Employee will not be entitled to overtime or other additional compensation as a result of services performed during evenings, weekends, holidays or at other times.

        4.2 Additional Compensation. Employee will be entitled to additional compensation pursuant to the following ("Stock Compensation"):

            (i) if, at any time during the term of this Agreement, the Company maintains an aggregate average of 45,000 customers and maintains such aggregate average for a period of ninety (90) consecutive days, Company shall cause to be delivered to Employee 1,111,111 shares of $0.0001 par value common stock of USURF; and

            (ii) if, at any time during the term of this Agreement, the Company maintains an aggregate average of 85,000 customers and maintains such aggregate average for a period of ninety (90) consecutive days, Company shall cause to be delivered to Employee 1,111,111 shares of $0.0001 par value common stock of USURF; provided, however, that no portion of the Stock Compensation shall be payable to the Employee unless Employee is a fulltime employees of GAP or other affiliate of Company at time each of the benchmark customer levels are obtained; and provided further that any customers who receive service at a discount rate shall not be counted in determining the benchmark customer levels described in subparagraphs (i) and (ii) above, unless the discount rate has been pre-approved in writing by the President of Company.

            (iii) Company agrees to execute a Registration Rights Agreement with Employee granting Employee demand and piggyback registration rights in connection with all Stock Compensation issued to Employee under the terms of this Employment Agreement.

        4.3 Deductions. The Company will deduct and withhold from any compensation payable to the Employee under this Agreement such amounts as the Company is required to deduct and withhold by federal or state law. The Company may also deduct and withhold from any such compensation, to the extent permitted by law, such amounts as the Employee may owe to the Company.

     5. Expenses. The Company will reimburse the Employee for all proper, normal and reasonable expenses incurred by the Employee in performing his obligations under this Agreement upon the Employee's furnishing the Company with satisfactory evidence of such expenditures. The Employee will not incur any expenditures in excess of $2,000.00 without the Company's prior written approval. Without limiting the foregoing, the Employee will not, without the Company's prior written approval, incur any travel expenses (including the cost of transportation, meals and lodging) in excess of $2,000.00 in the aggregate for any one trip.

     6. Benefits.

        6.1 Insurance. The Company will provide the Employee, at the Company's expense, with medical and other insurance which is not less favorable than that which is provided to any other employee of the Company in a similarly situated job position.

        6.2 Vacation. The Employee will be entitled to three (3) weeks paid vacation during each calendar year (January 1 to December 31) in addition to any holidays which the Company observes. Vacation time must be used during each calendar year; if it is not used, it will be forfeited. No payment will be made for unused vacation time.

        6.3 Absences. The Employee's salary and other rights and benefits under this Agreement will not be suspended or terminated because the Employee is absent from work due to illness, accident or other disability; but the Company may deduct from the Employee's salary under Section 4.1 any payment received by the Employee under any disability insurance which the Company provides the Employee pursuant to Section 6.1. The provisions of this Section 6.3 will not limit or affect the rights of the Company under Section 7.

     7. Death and Disability.

        7.1 Death. If the Employee dies prior to expiration of the term of his employment, all obligations of the Company to the Employee will cease as of the date of the Employee's death; provided, however, this Section shall not apply to any amounts owed to Employee pursuant to Section 4.2 above.

        7.2 Disability. If the Employee is unable to perform substantially all of his duties under this Agreement because of illness, accident or other disability (collectively referred to as "Disability"), and the Disability continues for more than three consecutive months or an aggregate of more than six months during any twelve-month period, then the Company may suspend its obligations to the Employee under Section 4.1 on or after the expiration of such three or twelve-month period until the Company terminates such suspension as hereinafter provided. The Company will terminate any such suspension after the Disability has, in fact, ended and after it has received written notice from the Employee that the Disability has ended and that he is ready, willing and able to perform fully his services under this Agreement. Termination of such suspension will be no later than one week after the Company has received such notice from the Employee. If any one or more periods of suspension continue pursuant to the provisions of this Section for three consecutive months or six months in the aggregate, then the Company may at any time prior to termination of the then current period of suspension, terminate the Employee's employment hereunder.

If the Employee or the Company asserts at any time that the Employee is suffering a Disability, the Company may cause the Employee to be examined, at the sole cost and expense of Company, by a doctor or doctors selected by the Company, and the Employee will submit to all required examinations and will cooperate fully with such doctor or doctors and, if requested to do so, will make available to them his medical records.

     8. Termination.

        8.1 Just Cause. Company agrees not to terminate this Agreement except for "just cause", and agrees to give Employee written notice of acts or events constituting "just cause." Employee has the right to cure, if possible, within thirty (30) days of Company's giving of such notice, the acts, events or conditions which led to Company's notice. For purposes of this Agreement, "just cause" shall mean (1) the willful failure or refusal of Employee to implement or follow the written policies or directions of Company's Board of Directors, provided that Employee's failure or refusal is not based upon Employee's belief in good faith, as expressed to Company in writing, that the implementation thereof would be unlawful, (2) conduct which is inconsistent with Employee's position with Company or which results in an adverse effect (financial or otherwise) or misappropriation of assets of Company, (3) conduct which violates any provision of this Agreement, and (4) any act involving personal dishonesty or criminal conduct against Company.

        8.2 Employee Remedies. Although Company retains the right to terminate Employee for any reason not specified above, Company agrees that if it discharges Employee for any reason other than just cause, as defined above, Employee will be entitled to full compensation under this Agreement, including participation in all benefit programs, for one year or the remainder of the current term, original or renewal, as the case may be, of employment, whichever is greater and the Non-Compete restrictions contained in this Agreement shall be null and void and of no force or effect whatsoever.

        8.3 Voluntary Termination. If Employee should cease his employment hereunder voluntarily for any reason, or is terminated for just cause, all compensation and benefits payable to Employee shall thereupon, without any further writing or act, cease, lapse and be terminated. However, all defined compensation, benefits and reimbursements which accrued prior to Employee's ceasing employment or termination, will become immediately due and payable to Employee and shall be payable to Employee's estate should his employment cease due to death. Should Employee voluntarily cease his employment, Employee retains the right to participate for the period of this Agreement in Employee's medical insurance plan and will be responsible for 100% of the cost of participation.

     9. Results of Employee's Services.

        9.1 Company Ownership. The Company will be entitled to and will own all the results and proceeds of the Employee's services under this Agreement, including, without limitation, all rights throughout the world to any copyright, patent, trademark or other right and to all ideas, inventions, products, programs, procedures, formats and other materials of any kind created or developed or worked on by the Employee during his employment by the Company; the same shall be the sole and exclusive property of the Company; and the Employee will not have any right, title or interest of any nature or kind therein. Without limiting the foregoing, it will be presumed that any copyright, patent, trademark or other right and any idea, invention, product, program, procedure, format or material created, developed or worked on by the Employee at any time during the term of his employment will be a result or proceed of the Employee's services under this Agreement. The Employee will take such action and execute such documents as the Company may request to warrant and confirm the Company's title to and ownership of all such results and proceeds and to transfer and assign to the Company any rights which the Employee may have therein. The Employee's right to any compensation or other amounts under this Agreement will not constitute a lien on any results or proceeds of the Employee's services under this Agreement.

        9.2 Right to Proceeds. The Company will also own, and promptly on receipt thereof the Employee will pay to the Company, any monies and other proceeds to which the Employee is entitled on account of rights pertaining to any of the Company's products which the Employee acquired before the date of this Agreement.

        9.3 Remedies. The Employee acknowledges that the violation of any of the provisions of Section 9.1 will cause irreparable loss and harm to the Company which cannot be reasonably or adequately compensated by damages in an action at law, and, accordingly, that the Company will be entitled to request in accordance with state law injunctive and other equitable relief to enforce the provisions of that Section; but no action for any such relief shall be deemed to waive the right of the Company to an action for damages.

     10. Use of Employee's Name, Etc. The Company is hereby granted the right, upon written consent of Employee only, during the term of Employee's employment to make use of and to permit others to make use of the Employee's name, pictures, photographs, and other likenesses, and voice, in connection with the advertising, publicity and exploitation of any products, or in connection with the use or implementation of any of the Employee's services hereunder or the proceeds thereof. This right shall continue in perpetuity as a non-exclusive and non-compensable right after termination of his employment for any reason whatsoever including, without limitation, termination by either party for cause or wrongful termination by either party. In no event, however, shall the Employee, directly or indirectly, be represented as endorsing any product or commodity without the Employee's written consent.

     11. Insurance. If the Company desires at any time or from time to time to apply for, in its own name or otherwise, but at its expense, life, health, accident or other insurance covering the Employee, the Company may do so and may take out such insurance for any sum that it deems desirable. The Employee will have no right, title or interest in or to such insurance. The Employee nevertheless will assist the Company in procuring the same by submitting from time to time to the customary medical, physical and other examinations, and by signing such applications, statements and other instruments as any reputable insurer may require.

     12. Uniqueness of Services. The Employee acknowledges that (i) USURF acquired the stock of Company in reliance on the Employee entering into this Agreement, and (ii) that Employee's services hereunder are of a special, unique, unusual, extraordinary and intellectual character, the loss of which cannot be reasonably or adequately compensated by damages in an action at law. Accordingly, the Company will be entitled to request in accordance with state law injunctive and other equitable relief to prevent or cure any breach or threatened breach of this Agreement by the Employee, but no action for any such relief shall be deemed to waive the right of the Company to an action for damages.

     13. Covenants.

         13.1 Non-disclosure; Confidentiality. Employee acknowledges and agrees as follows:

              (a) In connection with his employment with the Company, Employee may become aware of or familiar with processes, formulae, procedures, information and materials which the Company has spent a great deal of time and money to develop, which are essential to the business of the Company, and which comprise confidential information and trade secrets of the Company (collectively called "Trade Secrets"). The term "Trade Secret" does not include any process, formula, procedure, information or material which is currently in the public domain, currently known by Employee or which hereafter becomes public knowledge in a way that does not involve a breach of an obligation of confidentiality. Notwithstanding the foregoing, Employee acknowledges and agrees that any process, formula, procedure, information or material of which he becomes aware during his employment with the Company is presumed to be a Trade Secret unless the Company advises Employee, in writing, that it is not a Trade Secret.

              (b) Employee will not during the term of his employment with the Company and at all times thereafter, either directly or indirectly, use or disclose to anyone any Trade Secret, except that while Employee is employed by the Company he may use Trade Secrets in the performance of his services for the Company and may disclose Trade Secrets to employees of the Company who need to know them in the performance of their services for the Company and who are bound by confidentiality agreements.

         13.2 Non-Solicitation. Employee will not for a period of one (1) year following the termination of his employment with the Company:

              (a) attempt to cause any person, corporation, partnership or other entity which is a customer of or has a contractual relationship with the Company at the time of the termination of his employment to terminate such relationship with the Company, and this provision shall apply regardless of whether such customer has a valid contractual arrangement with the Company;

              (b) attempt to cause any employee of the Company to leave such employment;

              (c) engage any person who was an employee of the Company at the time of the termination of his employment or induce such person otherwise to become associated with the Employee or with any other person, corporation, partnership or other entity with which the Employee may thereafter become associated; or

              (d) engage in any activity or perform any services Directly Competitive (as defined in Section 3 herein) with any business conducted by the Company at the time of such termination.

         13.3 Non-Compete.

              (a) Employee agrees that for a period of one (1) year from the date Employee's employment with Company is terminated, Employee will not directly or indirectly engage (whether as an employee, consultant, proprietor, partner, director or otherwise) in, or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in a "Restricted Business" in a

"Restricted Territory" (as such terms are defined below); provided, however, that notwithstanding the foregoing, the Employee may own up to 1% of the outstanding equity securities of any company engaged in a Restricted business whose shares are listed on a national securities exchange or regularly quoted in an over-the-counter market by one or more members of a national or an affiliated securities association. This Section 13.3 shall not apply if the Employee's termination of employment with Company is due to (i) a breach by Company of the terms of this Agreement as adjudicated by a court of competent jurisdiction (except for a failure of Company to pay Employee's salary as provided in Section
4.1 above which, for purposes of this Section 13.3, will not require such adjudication) or (ii) a final adjudication of Company as bankrupt under any federal or state law.

              (b) For purposes of this Section 13.3, the following terms are defined:

                    (i) "Restricted Business" shall mean any and all business activity in which Company is engaged at the time of execution of this Employment Agreement.

                    (ii) "Restricted Territory" shall mean any county, regardless of the state, in which Company engages in a Restricted Business at the time Employee's employment with the Company terminates.

In the event Company fails to make any payment due to Employee hereunder, including any payment of Stock Compensation, the provisions of this Section 13.3 shall be null and void and of no further force or effect whatsoever.

         13.4 Remedies. Employee acknowledges that the violation of any of the provisions of this Section 13 will cause irreparable loss and harm to the Company which cannot be reasonably or adequately compensated by damages in an action at law, and, accordingly, that the Company will be entitled to request in accordance with state law injunctive and other equitable relief to prevent or cure any breach or threatened breach thereof, but no action for any such relief shall be deemed to waive the right of the Company to an action for damages.

         13.5 Survival of Covenants. The obligations of Employee and the rights of the Company under this agreement will remain in full force and effect regardless of the reason for or cause of the termination of Employee's employment.

     14. Governing Law; Remedies

         14.1 This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Texas.

         14.2 Except as otherwise expressly provided in this Agreement, any dispute or claim arising under or with respect to this Agreement will be resolved by arbitration in San Antonio, Texas, in accordance with the Rules for the Resolution of Employment Disputes of the American Arbitration Association before a panel of three (3) arbitrators, one appointed by the Employee, one appointed by the Company, and the third appointed by said Association. The decision or award of a majority of the arbitrators shall be final and binding upon the parties. Any arbitral award may be entered as a judgment or order in any court of competent jurisdiction.

         14.3 Notwithstanding the provisions for arbitration contained in this Agreement, the Company will be entitled to injunctive and other equitable relief from the courts as provided in Sections 9.3, 12 and 13.4 and as the courts may otherwise determine appropriate; and the Employee agrees that it will not be a defense to any request for such relief that the Company has an adequate remedy at law. For purposes of any such proceeding, the Company and the Employee submit to the non-exclusive jurisdiction of the courts of the State of Texas and of the United States located in the State of Texas, and each agrees not to raise, and waives, any objection to or defense based on the venue of any such court or forum non conveniens.

         14.4 A court of competent jurisdiction, if it determines any provision of this Agreement to be unreasonable in scope, time or geography, is hereby authorized by the Employee and the Company to enforce the same in such narrower scope, shorter time or lesser geography as such court determines to be reasonable and proper under all the circumstances.

         14.5 The Company will also have such other legal remedies as may be appropriate under the circumstance including, but not limited to, recovery of damages occasioned by a breach. The Company's rights and remedies are cumulative and the exercise or enforcement of any one or more of them will not preclude the Company from exercising or enforcing any other right or remedy.

     15. Indemnity. To the extent permitted by law, the Company will indemnify the Employee against any claim or liability and will hold the Employee harmless from and pay any expenses (including, without limitation, legal fees and court costs), judgments, fines, penalties, settlements and other amounts arising out of or in connection with any act or omission of the Employee performed or made in good faith on behalf of the Company pursuant to this Agreement, except for any intentional unlawful or grossly negligent act or omission. The Company will not be obligated to pay the Employee's legal fees and related charges of counsel during any period that the Company furnishes, at its expense, counsel to defend the Employee; but any counsel furnished by the Company must be reasonably satisfactory to the Employee. The foregoing provisions will survive termination of the Employee's employment with the Company for any reason whatsoever and regardless of fault.

     16. Severability of Provisions. If any provision of this Agreement or the application of any such provision to any person or circumstance is held invalid, the remainder of this Agreement, and the application of such provision other than to the extent it is held invalid, will not be invalidated or affected thereby.

     17. Waiver. No failure by Company or Employee to insist upon the strict performance of any term or condition of this Agreement or to exercise any right or remedy available to it will constitute a waiver. No breach or default of any provision of this Agreement will be waived, altered or modified, and the neither Company nor Employee may waive any of its rights, except by a written instrument executed by the party to be bound. No waiver of any breach or default will affect or alter any term or condition of this Agreement, and such term or condition will continue in full force and effect with respect to any other then existing or subsequent breach or default thereof.

     18. Miscellaneous.

         18.1 Amendment. This Agreement may be amended only by an instrument in writing signed by the Company and the Employee.

         18.2 Assignment. This Agreement shall be binding upon the parties and their respective successors and assigns. The Company may not, without the Employee's written consent (which consent shall not be unreasonably withheld), transfer or assign any of its rights and obligations under this Agreement. In the event Company, without Employee's prior written consent, transfers or assigns any of its or his rights or obligations under this Agreement, any such transfer or assignment or attempt thereat without such consent shall be null and void.

         18.3 Notice. All notices under or in connection with this Agreement shall be in writing and may be delivered personally or sent by mail, courier, fax, or other written means of communication to the parties at their addresses and fax numbers set forth below or to such other addresses and fax numbers as to which notice is given:

         if to the Company:

                                   Connect Paging, Inc.
                                   Attn: Ken Upcraft
                                   6005 Delmonico Dr., Suite 140
                                   Colorado Springs, CO 80919
                                   Fax: (719) 260-6456

         if to the Employee:
                                   --------------------------
                                   --------------------------
                                   Fax: ( )
                                           ------------------

With a copy to:                    Elliott S. Cappuccio
                                   J. Bradley Jones
                                   Stump Craddock Massey & Pulman, P.C.
                                   112 E. Pecan St. Suite 700
                                   San Antonio, Texas 78205
                                   Telephone:        (210) 231-0919
                                   Facsimile:        (210) 231-0004

Notice will be deemed given on receipt.

         18.4 Headings. Section headings are for purposes of convenient reference only and will not affect the meaning or interpretation of any provision of this Agreement.

         18.5 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes any and all prior agreements or understandings between them.




                            [Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.


Company                                     Employee

CONNECT PAGING, INC.


BY:
     --------------------------------       -----------------------------------

     --------------------------------
              Printed Name

     --------------------------------
                Title

                                   SCHEDULE 1
                                 EMPLOYEE DUTIES

                                  Exhibit 6.04
                  Form of Registration Rights Letter Agreement
                  --------------------------------------------


                          REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (the "Agreement") is entered into as of __________, 2003, by and between USURF America, Inc., a Nevada corporation (the "Company"), and ______________________, a _________________ ("Shareholder").

     WHEREAS, in connection with the issuance of _____________ shares of the Company's common stock (the "Shares") to Shareholder, the Company desires to provide Shareholder and the Holders (as defined below) certain rights with respect to the Shares as an inducement to Shareholder to enter into that certain Stock Purchase Agreement between Company and Shareholder dated April __, 2004.;

     NOW, THEREFORE, in consideration of the mutual agreements, covenants and conditions contained herein, the Company and Shareholder hereby agree as follows.

                                   SECTION 1.
                            RESTRICTIONS ON TRANSFER
                            ------------------------

1.1 Restrictive Legend. Each certificate representing (i) the Shares and (ii) any other securities issued in respect of the Shares upon conversion of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.2 below) be stamped or otherwise imprinted with a legend in substantially the form specified in the Stock Purchase Agreement between the parties dated ________________, 2004. Shareholder agrees that the Company shall make notation on its records and give appropriate instructions to any transfer agent of the Shares in order to implement the restrictions on transfer established in this Section 1. Such legend shall be removed by the Company from any certificate upon request at such time as the Holder of the shares represented by the certificate satisfies the requirements of Rule 144 under the Securities Act of 1933, as amended (the "Act"), provided that Rule 144 as then in effect does not differ substantially from Rule 144 as in effect as of the date of this Agreement, and provided further that the Company has received from the Holder a written representation that (i) such Holder is not an affiliate of the Company and has not been an affiliate during the preceding three months,
(ii) such Holder has beneficially owned the shares represented by the certificate for a period of at least one year, (iii) such Holder otherwise satisfies the requirements of Rule 144 as then in effect with respect to such shares, and (iv) such Holder will submit the certificate for any such shares to the Company for reapplication of the legend at such time as the holder becomes an affiliate of the Company or otherwise ceases to satisfy the requirements of Rule 144 as then in effect.

1.2 Notice of Proposed Transfers. The Holder of each certificate representing Registrable Securities (as defined below) by acceptance thereof agrees to comply in all respects with the provisions of this Section 1.2. Prior to any proposed sale, assignment, transfer or pledge of any Registrable Securities, unless there is in effect a registration statement under the Act covering the proposed transfer, the Holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such Holder's expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Registrable Securities may be effected without registration under the Act, or (ii) a "no action" letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission (the "SEC") that action be taken with respect thereto, whereupon the holder of such Registrable Securities shall be entitled to transfer such Registrable Securities in accordance with the terms of the notice delivered by the Holder to the Company. The Company will not require such a legal opinion or "no action" letter (a) in any transaction in compliance with Rule 144, or (b) in any transaction in which a Holder that is a partnership, limited liability company or corporation distributes Shares after six months after the purchase of such securities hereunder solely to partners, members or shareholders (as the case may be) thereof for no consideration, provided that each transferee agrees in writing to be subject to the terms of this Section 1.2. Each certificate evidencing the Registrable Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section
1.1 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provisions of the Act.

                                    SECTION 2
                               REGISTRATION RIGHTS
                               -------------------

The Company hereby grants to each of the Holders the registration rights set forth in this Section 2, with respect to the Registrable Securities (as defined below) owned by such Holders. The Company, Shareholder and the Holders agree that the registration rights provided herein set forth the sole and entire agreement, and supersede any prior agreement, between the Company, Shareholder and the Holders with respect to registration rights for the Company's securities.

2.1      Certain Definitions. As used in this Agreement:

(a) The terms "register," "registered" and "registration" refer to a registration effected by filing with the SEC a registration statement (the "Registration Statement") in compliance with the Act, and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

(b) The term "Registrable Securities" means (i) the Shares, (ii) any securities of the Company issued or issuable as a dividend or other distribution with respect to, or in exchange or in replacement of, the Shares or any other Registrable Securities; provided, however, that Shares or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under Section 4 (1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, and (C) the registration rights associated with such securities have not been terminated pursuant to Section 2.12 hereof.

(c) The term "Holders" means Shareholder and any transferee who acquires Registrable Securities in accordance with Section 2.8 hereof for so long as Shareholder or such transferee, as the case may be, holds Registrable Securities.

(d) The term "Initiating Holders" means any Holder or Holders of at least a majority of the Registrable Securities then outstanding and not registered at the time of any request for registration made pursuant to Section 2.2 of this Agreement.

2.2      Demand Registration.

(a) Demand for Registration. If the Company shall receive from Initiating Holders a written demand that the Company effect a registration (a "Demand Registration") of the Registrable Securities (other than a registration on Form S-3 or any related form of registration statement, such a request being provided for under Section 2.9 hereof), the Company will:

    (i) promptly (but in any event within 10 days) give written notice of the proposed registration to all other Holders; and

    (ii) use its best efforts to effect such registration as soon as practicable in order to permit or facilitate the sale and distribution of such Initiating Holders' Registrable Securities which are covered by such demand, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such demand as are specified in a written demand received by the Company within 15 days after the Company's written notice of proposed registration is given, provided that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 2.2:

        (A) After the Company has completed one (1) such registration pursuant to this Section 2.2 and the sale of all Shares covered by such registration (without underwriter cutback pursuant to Section 2.2(b) below) has closed; or

        (B) If each Holder is eligible to sell all of their Registrable Securities without any volume limitation pursuant to Rule 144 under the Act.

(b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their demand by means of an underwriting, they shall so advise the Company as part of their demand made pursuant to this Section 2.2, and the Company shall include such information in the written notice referred to in Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.

The Company shall, together with all holders of capital stock of the Company proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by a majority-in-interest of the Initiating Holders and reasonably satisfactory to the Company. Notwithstanding any other provision of this Section 2.2, if the underwriter shall advise the Company that marketing factors (including, without limitation, an adverse effect on the per-share offering price) require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that have requested to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated pro-rata among such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the Registration Statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration.

If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other shareholders) in such registration if the underwriter so agrees and if the number of Registrable Securities would not thereby be limited.

(c) Exercise of Demand Rights. Shareholder hereby exercises its Demand Registration pursuant to this Section 2.2. The Company acknowledges such demand and confirms that no further notice is required under this Agreement with respect to such demand.

(d) Registration Delay. If in connection with any Demand Registration pursuant to this Section 2.2, a registration statement is not declared effective on or before 180 days after the Holders' written demand, then the Company agrees to issue additional shares of common stock (the "Additional Shares") to the Holders participating in such Demand Registration. Additional Shares shall be treated as Registrable Securities for purposes of this Agreement. The number of Additional Shares to be issued to each Holder participating in the Demand Registration shall be computed as follows:

    (i) if the registration statement is declared effective more than 180 days, but not more than 210 days, after the Holders' written demand, the Company shall issue to each Holder participating in the Demand Registration that number of Additional Shares which is equal to 5% of the number of Registrable Securities included by such Holder in the Demand Registration;

    (ii) if the registration statement is declared effective more than 210 days, but not more than 240 days, after the Holders' written demand, then the Company shall issue to each Holder participating in the Demand Registration that number of Additional Shares which is equal to 10% of the number of Registrable Securities included by such Holder in the Demand Registration;

    (iii) if the registration statement is declared effective more than 240 days, but not more than 270 days, after the Holders' written demand, then the Company shall issue to each Holder participating in the Demand Registration that number of Additional Shares which is equal to 15% of the number of Registrable Securities included by such Holder in the Demand Registration;

    (iv) if the registration statement is declared effective more than 270 days, but not more than 300 days, after the Holders' written demand, then the Company shall issue to each Holder participating in the Demand Registration that number of Additional Shares which is equal to 20% of the number of Registrable Securities included by such Holder in the Demand Registration;

    (v) if the registration statement is declared effective more than 300 days, but not more than 330 days, after the Holders' written demand, then the Company shall issue to each Holder participating in the Demand Registration that number of Additional Shares which is equal to 25% of the number of Registrable Securities included by such Holder in the Demand Registration; and

    (vi) if the registration statement is declared effective more than 330 days after the Holders' written demand, then the Company shall issue to each Holder participating in the Demand Registration that number of Additional Shares which is equal to 30% of the number of Registrable Securities included by such Holder in the Demand Registration.

2.3 Piggyback Registration.

(a) Company Registration. If at any time or from time to time the Company undertakes to register any of its securities, either for its own account or for the account of security holders, other than a registration relating solely to employee benefit plans, a registration on Form S-4 relating solely to an SEC Rule 145 transaction or a registration pursuant to Section 2.2 hereof, the Company will:

    (i) promptly (but in any event within 10 days) give to each Holder written notice thereof; and

(ii) include in such registration (and any related qualification under state securities laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in Section 2.3(b) below. Such Registrable Securities shall only be included to the extent that inclusion will not diminish the number of securities initially intended to be registered by the Company. The Company's obligations under this Section 2.3 shall terminate at such time as all Holders are eligible to sell all of their Registrable Securities without any volume limitation pursuant to Rule 144 under the Act.

(b) Underwriting. If the registration of which the Company gives notice is for an underwritten public offering, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.3(a)(i). In such event the right of any Holder to registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall, together with the Company and the other parties distributing their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting subject to the terms of this Section 2.3. The Company shall so advise all holders of the Company's securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration and underwriting shall be allocated in the following manner: shares, other than Registrable Securities and other securities that have contractual rights with respect to registration similar to those provided for in this Section 2.3, requested to be included in such registration by shareholders shall be excluded, and if a limitation on the number of shares is still required, the number of Registrable Securities and other securities that have contractual rights with respect to registration that may be included shall be allocated among the holders thereof in proportion, as nearly as practicable, to the amounts of Registrable Securities and such other securities held by each such holder at the time of filing the Registration Statement. For purposes of any such underwriter cutback, all Registrable Securities and other securities held by any holder that is a partnership or corporation, shall also include any Registrable Securities and other securities held by the partners, retired partners, shareholders or affiliated entities of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and such holder and other persons shall be deemed to be a single "selling holder," and any pro rata reduction with respect to such "selling holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling holder," as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. Nothing in this Section 2.3(b) is intended to diminish the number of securities to be included by the Company in the underwriting. If any Holder disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.4 Expenses of Registration. All expenses incurred in connection with all registrations effected pursuant to this Agreement, including, without limitation, all registration, filing and qualification fees (including state securities law fees and expenses), printing expenses, escrow fees, fees and disbursements of counsel for the Company (and, if it is reasonably determined that a separate special counsel for the participating Holders is necessary, the reasonable fees and disbursements of one such counsel) and expenses of any special audits incidental to or required by such registration shall be borne by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes or underwriters' discounts or selling commissions relating to Registrable Securities. Notwithstanding anything to the contrary above, the Company shall not be required to pay for any expenses of any registration proceeding under Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to have been registered, provided, however, that in the event that Holders holding at least a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.2 (in which event such right shall be forfeited by all Holders), then the Company shall be required to pay the expenses of such withdrawn registration. In the absence of such an agreement to forfeit, the Holders of Registrable Securities to have been registered shall bear all such expenses pro rata on the basis of the Registrable Securities to have been registered. Notwithstanding the preceding sentence, however, if at the time of the withdrawal, the Holders have learned of a materially adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of said expenses and shall retain their rights pursuant to Section 2.2.

2.5 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

    (a) prepare and file with the SEC an appropriate Registration Statement with respect to such Registrable Securities and use its diligent efforts to cause such Registration Statement to become effective, and keep such Registration Statement effective for the lesser of 120 days or until the Holder or Holders have completed the distribution relating thereto;

    (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

    (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

    (d) use its diligent efforts to register or otherwise qualify the securities covered by such Registration Statement under such other securities laws of such states and other jurisdictions as shall be reasonably requested by the Holders or the managing underwriter, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

    (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

    (f) notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

    (g) use diligent efforts to list the Registrable Securities covered by such Registration Statement with any securities exchange on which the Company's stock is then listed;

    (h) make available for inspection by each Holder including Registrable Securities in such registration, any underwriter participating in any distribution pursuant to such registration, and any attorney, accountant or other agent retained by such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement; and

    (i) cooperate with Holders including Registrable Securities in such registration and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Holders or the managing underwriters may request at least two business days prior to any sale of Registrable Securities.

2.6 Indemnification.

    (a) The Company will, and does hereby undertake to, indemnify and hold harmless Shareholder and each Holder of Registrable Securities, each of Shareholder's or Holder's officers, directors, partners and agents, and each person controlling Shareholder or any Holder, with respect to any registration, qualification or compliance effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter, of the Registrable Securities held by or issuable to Shareholder or any Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or other federal or state law arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (ii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, or (iii) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification on behalf of the Shareholder or Holders of such Registrable Securities (provided that in such instance the Company shall not be so liable if it has undertaken its best efforts to so register or qualify such Registrable Securities) and will reimburse, as incurred, the Shareholder or each such Holder, each such underwriter and each such director, officer, partner, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to Shareholder or any Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in conformity with written information furnished to the Company by an instrument duly executed by Shareholder or any Holder or underwriter and stated to be specifically for use therein.

    (b) Each Holder will, and does hereby undertake to indemnify and hold harmless the Company, each of its directors and officers, and each person controlling the Company, each underwriter, if any, and each person who controls any underwriter, of the Company's securities covered by any Registration Statement filed pursuant to this Agreement, each other Holder, and each of such other Holder's officers, partners, directors and agents and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse, as incurred, the Company, each such underwriter, each such other Holder, and each such director, officer, partner and controlling person of the foregoing, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular or other document, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the liability of each Holder hereunder shall be limited to the proportion of any such claim, loss, damage or liability that is equal to the proportion that the public offering price of the shares sold by such Holder under such Registration Statement bears to the total public offering price of all securities sold thereunder, but in any event not to exceed the net proceeds received by such Holder from the sale of securities under such Registration Statement, It is understood and agreed that the indemnification obligations of each Holder pursuant to any underwriting agreement entered into in connection with any Registration Statement shall be limited to the obligations contained in this subsection 2.6(b).

    (c) Each party entitled to indemnification under this Section 2.6 (the "Indemnified Party") shall give notice to the party required to provide such indemnification (the "Indemnifying Party") of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party's expense if representation of such Indemnified Party would be inappropriate due to actual or potential conflicting interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. An Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that includes as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a release from all liability with respect to such claim or litigation.

    (d) In order to provide for just and equitable contribution to joint liability under the Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 2.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.6 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of any such Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.6; then, and in each such case, the Company and such Holder will contribute to the aggregate claims, losses, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of the securities offered by such Holder pursuant to the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and the Company will be responsible for the remaining portion; provided, however, that, in any case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all securities offered by it pursuant to such Registration Statement, after deduction of underwriting discounts and commissions; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

    (e) The indemnities provided in this Section 2.6 shall survive the transfer of any Registrable Securities by such Holder.

2.7 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

2.8 Transfer of Registration Rights.

    (a) The rights contained in this Agreement to cause the Company to register the Registrable Securities may be assigned or otherwise conveyed to a transferee or assignee of Registrable Securities, who shall be considered a "Holder" for purposes of this Section 2, provided that (i) such transfer is effected in compliance with Section 1.2 hereof and (ii) such transfer is a "Permitted Transfer" as defined herein.

    (b) For purposes of this Agreement, a "Permitted Transfer" shall mean: (i) a transaction not involving a change in beneficial ownership; (ii) transactions involving distribution without consideration by Shareholder to any of its owners; (iii) transfers by any Holder who is an individual to a trust for the benefit of such Holder or his family; or (iv) transfers by gift, will or intestate succession to the spouse, lineal descendants or ancestors of any Holder who is an individual or spouse of such Holder.

2.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation, construction or implementation of this Agreement.

2.10 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its diligent efforts to:

    (a) make and keep current public information available within the meaning of Rule 144 under the Act or any similar or analogous rule promulgated under the Act;

    (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Act and 1934 Act; and

    (c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith, upon request, a written statement by the Company as to its compliance with the reporting requirements which are relevant to compliance with Rule 144 (at any time commencing 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.11 Amendment of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding and not registered. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder, each future Holder of Registrable Securities and the Company.

2.12 Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Sections 2.2 or 2.3 hereof shall terminate as to a particular Holder on the date such Holder is able to dispose of all of its Registrable Securities in any 90-day period pursuant to Rule 144 under the Act (or any similar or analogous rule promulgated under the Act).

                            SECTION 3. MISCELLANEOUS
                                       -------------

3.1 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with the laws of the State of Colorado.

3.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

3.3 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

3.4 Severability. Any invalidity, illegality or limitation of the enforceability of any provision of this Agreement with respect to any Holder, whether arising by reason of the law of any such person's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to any other Holder. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.5 Amendment and Waiver. Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and Shareholder (or its transferees) holding at least a majority of the Shares, voting together as a single group. Any amendment or waiver effected in accordance with this Section
3.5 shall be binding upon each Holder. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the Holders who have not previously consented thereto in writing.

3.6 Delays or Omissions; Waiver. No delay or omission to exercise any right, power or remedy accruing to the Company or any Holder shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of the Company or the Holders of any breach, default or noncompliance under this Agreement or any waiver on the Company's or the Holders' part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement, by law, or otherwise afforded to the Company and the Holders, shall be cumulative and not alternative.

3.7 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or upon confirmed delivery by facsimile or telecopy, or on the fifth day (or the tenth day if to a party with an address outside of the United States) following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed: (a) if to a Holder, at such Holder's address as the Company maintains for the Holder in its stock transfer records, or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at 6005 Delmonico Drive, Suite 140, Colorado Springs, Colorado 80919, or at such other address as the Company shall have furnished to the Holders in writing.

3.8 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

3.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.



                         [Signatures are on next page.]

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed and delivered by the parties as of the date first above written.


USURF AMERICA, INC.



By:
   -------------------------------


----------------------------------
Printed Name


----------------------------------
Title





----------------------------------



By:
   -------------------------------


----------------------------------
Printed Name


----------------------------------
Title

                                 Exhibit 6.06(a)

                  PUC Notice of Approval of Change of Ownership
                  ---------------------------------------------

                                 Exhibit 6.06(b)

                            AccuTel Opt-In Documents
                            ------------------------

                                  See Attached.

                                Exhibit 9.01 (e)

                    Form of Investment Letter of Shareholders
                    -----------------------------------------

May 4, 2004



To the Board of Directors
USURF America, Inc.
6005 Delmonico Drive, Suite 140
Colorado Springs, CO 80919


Re: Stock purchase transaction by and between USURF America, Inc. ("USURF") and the stockholders of Connect Paging, Inc. ("GAP") (the "Transaction")


Gentlemen:

     In connection with the above-referenced transaction, and, particularly, our receipt of shares of the $.0001 par value common stock of USURF (the "Stock"), as fully set forth and governed by that certain Stock Purchase Agreement, dated April______, 2004 (the "Purchase Agreement"), we, as the stockholders of GAP, acknowledge and represent to USURF the following:

     1. We have carefully reviewed the Purchase Agreement and the exhibits attached thereto and understand and have relied on the information contained therein and information otherwise provided to us in writing by USURF relating to the Transaction;

     2. All documents, records and books pertaining to the Transaction have been made available to us for inspection by USURF;

     3. We have had a reasonable opportunity to ask questions of and receive answers from persons acting on behalf of USURF concerning the Transaction and all such questions have been answered to our complete satisfaction;

     4. No oral or written representations have been made or oral or written information furnished to us or our advisors in connection with the Transaction which were in any way inconsistent with the information contained in the Purchase Agreement;

     5. We are not acquiring the Stock as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or any solicitation of a subscription by a person not previously known to the undersigned in connection with investments in securities generally;

     6. Each of us (i) has reached the age of majority in the state in which we reside, (ii) has adequate means of providing for our current needs and personal contingencies, (iii) is able to bear the substantial economic risks of acquiring and holding the Stock for an indefinite period of time, and, (iv) at the present time, could afford a complete loss of the Stock;

     7. We, alone or together with our advisors, have such knowledge and experience in financial, tax and business matters so as to enable us to utilize the information made available to us in connection with the Transaction in order to evaluate the merits and risks of accepting the Stock as consideration for the Transaction and to make an informed decision with respect thereto;

     8. We are not relying on USURF with respect to the tax and other economic considerations relating to the Transaction. With regard to such considerations, we have relied solely on the advice of our own professional advisors;

     9. We are acquiring the Stock solely for our own account as principals, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Stock;

     10. We will not sell or otherwise transfer the Stock without registration under applicable United Stated securities laws or an exemption therefrom and fully understand and agree that we must bear the economic risk of this Transaction for an indefinite period of time because, among other reasons, the Stock has not yet been registered under any federal or state securities laws and, therefore, cannot be immediately resold, pledged, assigned or otherwise disposed of unless they are subsequently so registered or unless an exemption from such registration is available;

     11. We acknowledge that acquisition of the Stock involves a number of significant risks, including those identified in the most recent periodic reports filed by USURF with the United Stated Securities and Exchange Commission, and we hereby accepts such risks; and

     12. We acknowledge that, in consummating the Transaction, USURF is relying on the representations contained in this letter.

                                            Very truly yours,


                                            -----------------------------
                                            Brandon Young


                                            -----------------------------
                                            Brian Young


                                            -----------------------------
                                            Byron Young

                                Exhibit 9.01 (f)
                     Form of Investment Letter of Purchaser
                     --------------------------------------

                                  See Attached.